Exhibit (a)(1)(A)

ANALOG DEVICES, INC.
August 28, 2009

OFFER TO EXCHANGE
CERTAIN STOCK OPTIONS FOR
NEW STOCK OPTIONS

This offer to exchange and your withdrawal rights will expire at
12:00 midnight, New York City time, at the end of Friday, September 25, 2009, unless the offer is extended.

Analog Devices, Inc., a Massachusetts corporation (“us,” “we,” “Analog” or the “Company”), by this Offer to Exchange Certain Stock Options for New Stock Options (the “Exchange Offer”), is offering to our eligible employees the opportunity to voluntarily exchange eligible stock options for a smaller number of new stock options with a lower exercise price.

You are an “eligible employee” if you are:

•	a U.S. or international employee who holds “eligible stock options” (as defined below);

•	employed on the date the Exchange Offer commences and remain employed through the expiration date of the Exchange Offer;

•	eligible to participate in the Analog Devices 2006 Stock Incentive Plan (the “2006 Plan”); and

•	not one of our named executive officers (as listed in our most recent proxy statement) or on our Board of Directors.

The Schedules attached to this Offer to Exchange document (the “Offer to Exchange”) contain additional information applicable to certain foreign jurisdictions. Please review the Schedules carefully if applicable to you. Employees who reside in the Netherlands must agree in writing to the terms of the tax ruling described in Schedule T in order to be eligible to participate in the Exchange Offer.

If your Analog stock options meet the following criteria and you are an eligible employee, then they are “eligible stock options” that you may choose to exchange in the Exchange Offer:

•	The exercise price of your stock options is greater than $30.68, which is the 52-week intraday high trading price of our common stock as reported on the New York Stock Exchange (“NYSE”), measured from the commencement date of the Exchange Offer; and

•	your stock options were granted from November 10, 2000 through December 31, 2007.

For purposes of the Exchange Offer, the term “stock option” or “option” generally refers to an option to purchase one share of our common stock.

If you choose to participate in the Exchange Offer by surrendering eligible stock options for exchange and your stock options are accepted, you will receive new stock options. The new options will have similar terms and conditions as the eligible stock options you surrendered, except that:

•	You will receive a smaller number of new stock options. Using standard valuation techniques, the number of new stock options will be determined using an exchange ratio designed to result in a fair value approximately equal to the fair value of the stock options that are surrendered for exchange and to keep the exchange program as cost neutral to the Company as possible. More information about these valuation techniques is included below in Questions 19 and 20 and in Section 8, Source and Amount of Consideration; Terms of New Stock Options.

•	The new stock options will be subject to the terms and conditions of the 2006 Plan and any applicable sub-plans adopted under the 2006 Plan.

•	The exercise price for the new stock options will be equal to the closing price of Analog common stock on the date the new stock options are granted (promptly after the expiration of the Exchange Offer) as reported

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on the NYSE (except as otherwise described in Schedule J and O for grants in France and Israel). We expect the exercise price for the new stock options to be lower than the exercise price of the stock options surrendered for exchange.

•	The new stock options will be subject to a new vesting period, even if all or a portion of the surrendered eligible stock options are already vested. The new options will also have a new contractual term (meaning the length of time before the option expires, or the lifespan of the option). Except as otherwise described in Schedule J for grants made in France, the vesting and term of the awards will fall into one of three tiers: one year vesting with a two-year term, three year vesting with a five-year term and three year vesting with a seven-year term, depending on the grant date of the original option.

Participation in the Exchange Offer is completely voluntary. Eligible employees will be permitted to exchange eligible stock options for new stock options on a grant-by-grant basis, subject to the terms set forth below. Eligible stock options properly surrendered in the Exchange Offer and accepted by us for exchange will be cancelled on the date that the new stock options will be granted promptly following the expiration date of the Exchange Offer. If you choose not to participate in the Exchange Offer, you will continue to hold your eligible stock options on the same terms and conditions and pursuant to the stock option plans under which they were originally granted.

See the section below entitled Risk Factors for a discussion of risks and uncertainties that you should consider before surrendering your eligible stock options for exchange in the Exchange Offer.

Shares of Analog common stock are listed on the NYSE under the symbol “ADI.” On August 26, 2009, the closing price of Analog common stock on the NYSE was $28.64 per share. The current market price of our common stock, however, is not necessarily indicative of future stock prices, and we cannot predict what the closing price of our common stock will be on the date the new stock options are granted.

We are making the Exchange Offer upon the terms and conditions described in this Offer to Exchange and in the related documents referred to in this document. The Exchange Offer is not conditioned on a minimum number of eligible stock options being surrendered for exchange or a minimum number of eligible employees participating.

We have engaged BNY Mellon to act as program administrator for the Exchange Offer. If you wish to surrender any of your eligible stock options for exchange in the Exchange Offer, you should notify BNY Mellon Shareowner Services (“BNYMellon”) electronically of your election to exchange such stock options at the Stock Option Exchange Program Website at www.corp-action.com/analogdevices, before the Exchange Offer expires. Your online election must be submitted before the Exchange Offer deadline of 12:00 midnight, New York City time, at the end of Friday, September 25, 2009 (or such later date as may apply if the Exchange Offer is extended). We have set up computer kiosks at some of our facilities to help eligible employees who wish to participate but do not have access to personal computers to make their elections online.

You may also participate in the Exchange Program by requesting a paper election form from your local Human Resources representative. You must return the completed election form by hand delivery to your local Human Resource representative. We recommend that you deliver it to your Human Resources representative, allowing additional time for the paper election form to be processed. Your properly completed paper election form must be received before the Exchange Offer deadline of 12:00 midnight, New York City time, at the end of Friday, September 25, 2009 (or such later date as may apply if the Exchange Offer is extended).

Please note that wherever you are, the expiration deadline is set by New York City time, or Eastern Daylight time, in the United States.

Your election to participate in the program is not complete until BNYMellon receives your properly submitted election form. If you miss the deadline or start but do not complete an election form as of the deadline, you will not be permitted to participate in the Exchange Offer. You are responsible for making sure that the election form is completed and received by the deadline of 12:00 midnight, New York City time, at the end of Friday, September 25, 2009 (or the later deadline if the Exchange Offer is extended). If your election is not received by the deadline, you will be deemed to have declined to participate in the Exchange Offer.

Included in the materials delivered to you along with this Offer to Exchange is your nine-digit Personal Identification Number (“PIN”). You will need your PIN to gain access to your personal information on the Stock

Option Exchange Program Website and to make your online elections with respect to the Exchange Offer. If you lose, cannot remember or otherwise have difficulties with your PIN, please contact the BNYMellon Customer Service Center at the number listed below.

If you have difficulty accessing the Stock Option Exchange Program Website, have questions about the Exchange Offer or have requests for assistance (including requests for additional or paper copies of this Offer to Exchange or other documents relating to the Exchange Offer), please contact the BNYMellon Customer Service Center, available Monday through Friday from 8:00 a.m. to 2:00 a.m. New York City time at the numbers below:

•	6585-4140 from all ADI locations

•	(781) 461-4140 from locations outside of ADI (not a toll-free number).

To request a paper election form, please contact your local Human Resource representative.

IMPORTANT

Although our Board of Directors and shareholders have approved the Exchange Offer, consummation of the Exchange Offer is subject to, and conditioned on, the conditions described in the Exchange Offer — Section 6, Conditions of the Exchange Offer. Neither we nor our Board of Directors will make any recommendation as to whether you should exchange, or refrain from exchanging, any or all of your eligible stock options for new stock options in the Exchange Offer. You must make your own decision on whether to surrender your eligible stock options for exchange after taking into account your own personal circumstances or preferences. If you hold eligible stock options and are subject to taxation in a country other than the United States, please refer to the Schedules attached to this Offer to Exchange for further details regarding tax consequences and other issues for international employees. You are encouraged to consult your personal outside advisor(s) as you deem appropriate if you have questions about your financial or tax situation as it relates to the Exchange Offer.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE OR FOREIGN SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THIS TRANSACTION. NO SECURITIES COMMISSION HAS PASSED UPON THE FAIRNESS OR MERITS OF THIS TRANSACTION OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS OFFER TO EXCHANGE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY REPRESENTATION ON OUR BEHALF AS TO WHETHER YOU SHOULD EXCHANGE YOUR ELIGIBLE STOCK OPTIONS IN THE EXCHANGE OFFER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR IN DOCUMENTS TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS OFFER TO EXCHANGE OR IN THE RELATED DOCUMENTS. IF ANYONE MAKES ANY RECOMMENDATION OR REPRESENTATION TO YOU OR GIVES YOU ANY OTHER INFORMATION, YOU SHOULD NOT RELY ON THAT RECOMMENDATION, REPRESENTATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY US.

C.	Australia
D.	Austria
E.	Belgium
F.	Canada
G.	China
H.	Denmark
I.	Finland
J.	France
K.	Germany
L.	Hong Kong
M.	India
N.	Ireland
O.	Israel
P.	Italy
Q.	Japan
R.	Malaysia
S.	South Korea
T.	Netherlands, including tax ruling acceptance agreement
U.	Philippines

V.	Singapore
W.	Slovakia
X.	Spain
Y.	Sweden
Z.	Taiwan
AA.	United Kingdom

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SUMMARY TERM SHEET — QUESTIONS AND ANSWERS

The following questions and answers were prepared to address common questions that you may have about the Exchange Offer. We encourage you to carefully read the rest of this Offer to Exchange and the other related documents referred to in this document. Where appropriate, we have included references to the relevant numbered sections of The Exchange Offer portion of this Offer to Exchange and to other portions of the document where you can find a more complete description of the topics in this summary.

No.	Question	Page

Q28	What happens to eligible stock options that I choose not to surrender or that are not accepted for exchange in the Exchange Offer?	9
Q29	If I surrender eligible stock options in the Exchange Offer, will I be required to give up all of my rights under the surrendered eligible stock options?	9
Q30	How long do I have to decide whether to participate in the Exchange Offer?	9
Q31	How do I participate in the Exchange Offer?	9
Q32	Can I change my mind and withdraw from participating in the Exchange Offer?	10
Q33	How will I know if my election form has been received?	10
Q34	What will happen if I do not submit my election form by the deadline?	10
Q35	Is there anything country specific I should know about the Exchange Offer?	11
Q36	What if I have questions regarding the Exchange Offer, or if I need a paper copy or additional copies of this Offer to Exchange or any documents attached or referred to in this document?	11

Q1	Why is Analog making the Exchange Offer?

We believe that an effective and competitive employee incentive program is imperative for the success of our business. We rely on our experienced and productive employees and their efforts to help us achieve our business objectives. At Analog, stock options constitute a key component of our incentive and retention programs because we believe that equity compensation encourages employees to act like owners of the business, motivating them to work toward our success and rewarding their contributions by allowing them to benefit from increases in the value of our shares.

Due to the significant decline of our stock price during the last few years, many of our employees now hold stock options with exercise prices significantly higher than the current market price of our common stock. For example, the closing price of our common stock on the NYSE on July 31, 2009 was $27.37, whereas the weighted average exercise price of all outstanding options held by our employees was $35.34. As of August 1, 2009, approximately 84% of outstanding stock options held by our employees were “underwater” (meaning the exercise prices of the stock options were greater than our then-current stock price). Although we continue to believe that stock options are an important component of our employees’ total compensation, many of our employees view their existing stock options as having little or no value due to the significant difference between the exercise prices and the current market price of our common stock. As a result, for many employees, these stock options are ineffective at providing the incentive and retention value that we believe are necessary to motivate and retain our employees.

See Section 2, Purpose of the Exchange Offer, for more information.

Q2	Who is eligible to participate in the Exchange Offer?

The Exchange Offer will be open to all active employees who hold eligible stock option grants other than our Board of Directors and our “named executive officers” as listed in our most recent proxy statement. That group includes our chief executive officer, former chief financial officer, and three other most highly paid executives. To be eligible, an individual must be eligible to participate in the 2006 Plan, must be employed with us on the date the Exchange Offer commences and must remain employed through the expiration of the Exchange Offer.

See Section 1, Eligible Stock Options; Eligible Employees; Expiration Date, for more information.

Q3	Which stock options are eligible for exchange in the Exchange Offer?

To be eligible for exchange, a stock option grant will have to meet two basic criteria. It must:

(a) have an exercise price above $30.68, which is the highest price Analog stock has traded at over the 52 weeks immediately preceding the date the Exchange Offer begins, and

(b) have a grant date from November 10, 2000 through December 31, 2007.

Eligible options may currently be vested, partially vested or unvested. Only those options held by eligible employees are eligible to be exchanged in the Exchange Offer. See Section 1, Eligible Stock Options; Eligible Employees; Expiration Date, for more information.

Q4	Why are you excluding grants prior to November 10, 2000 and grants after December 31, 2007?

The Stock Option Exchange Program required shareholder approval. Shareholders were less likely to support a program that includes stock options that have a relatively short period of time before they expire. Therefore, in an effort to maximize shareholder support, we excluded all stock options with grant dates prior to our November 10, 2000 on-cycle grant. This grant represents the first on-cycle grant date with an expiration date more than one year from the exchange date. In addition, shareholders were less likely to support a program that includes stock options that have been granted relatively recently because those options, while currently underwater, have a longer period of time to appreciate in value because they have a longer period of time before they expire. As a result, in an effort to maximize shareholder support, we excluded all stock options with grant dates after December 31, 2007.

Q5	Are there any differences between the new stock options and the eligible stock options that may be surrendered in the Exchange Offer?

If you choose to participate in the Exchange Offer, the new options granted in exchange for your surrendered options will have similar terms and conditions to the eligible stock options you surrendered, except that:

•	You will receive a smaller number of new stock options. The number of new stock options will be determined using an exchange ratio designed to result in a fair value approximately equal to the fair value of the stock options that are surrendered for exchange based on standard valuation methods and to keep the exchange program as cost neutral to the Company as possible. See Questions 19 and 20 and Section 8, Source and Amount of Consideration; Terms of New Stock Options for more information about these valuation methods.

•	The exercise price for the new stock options will be equal to the closing price of Analog common stock on the date the new stock options are granted (promptly after the expiration of the Exchange Offer) as reported on the New York Stock Exchange, or NYSE. We expect the exercise price for the new stock options to be lower than the exercise price of the stock options that will be surrendered for exchange.

•	The new stock options will be subject to a new vesting period, even if all or a portion of the surrendered eligible stock options are already vested. The new options will also have a new contractual term (meaning the length of time before the option expires, or the lifespan of the option). Other than for grants made within certain foreign jurisdiction described in more detail below, the vesting and term of the awards will fall into one of three tiers: one year vesting with a two-year term, three year vesting with a five-year term and three year vesting with a seven-year term, depending on the grant date of the original option.

•	The new stock options will be subject to the terms and conditions of the 2006 Plan and any applicable sub-plans adopted under the 2006 Plan. Please note that your surrendered options may have been subject to a different plan that had different terms and conditions.

See Section 1, Eligible Stock Options; Eligible Employees; Expiration Date, and Section 5, Acceptance of Eligible Stock Options; New Stock Options for more information.

Q6	What are the conditions of the Exchange Offer?

The Exchange Offer is subject to a number of conditions with regard to events that could occur before the expiration of the Exchange Offer and which are more fully described in Section 6, Conditions of the Exchange Offer. If any of the events described in Section 6 occur, we may terminate, extend or amend the Exchange Offer at any time prior to the expiration of the Exchange Offer.

See Section 6, Conditions of the Exchange Offer, and Section 14, Extension of the Exchange Offer; Termination; Amendment for more information.

Q7	What will be the exercise price of the new stock options?

Other than in France or Israel, the exercise price of all new stock options will be equal to the closing price of Analog’s common stock as reported on the NYSE on the date the new stock options are granted (promptly after the expiration of the Exchange Offer).

See Schedule J and O attached to this Offer to Exchange for additional information regarding the exercise price of new options in France and Israel.

Q8	If I elect to participate and my surrendered eligible stock options are accepted, when will I receive my new stock options?

We expect to accept and cancel all properly surrendered eligible stock options on the date the new stock options are granted, which will be promptly after the expiration of the Exchange Offer. If the expiration date of the Exchange Offer is extended, then the cancellation date and the new stock option grant date will be similarly extended. New stock option agreements governing the terms of the new stock options and cash, where applicable, will be delivered to you promptly following the new stock option grant date.

See Section 3, Procedures for Surrendering Eligible Stock Options, for more information.

Q9	When will my new stock options vest?

If you elect to participate in the Exchange Offer, your surrendered eligible stock options will be exchanged for new stock options that will be subject to a new vesting schedule.

Grant Dates of Original Option	Vesting Provisions of New Option

November 10, 2000 — September 28, 2003	100% of the award will vest on the first anniversary of the grant date
September 29, 2003 — September 15, 2006	Award will vest 33 1/3% on each anniversary of the grant date until the third anniversary of the grant date, when the award will be fully vested
September 16, 2006 — December 31, 2007	Award will vest 33 1/3% on each anniversary of the grant date until the third anniversary of the grant date, when the award will be fully vested

See Schedule J attached to this Offer to Exchange for additional information regarding the vesting of new options in France.

Q10	When will my new stock options expire?

All new stock options will have a new contractual term (meaning the length of time before the option expires, or the lifespan of the new option) depending on the original grant date, instead of the typical ten-year term of the currently outstanding stock options. Except for grants to eligible employees in France described in the attached Schedule J, the terms of the new options are:

Grant Dates of Original Option	Term of New Option

November 10, 2000 — September 28, 2003	Two years
September 29, 2003 — September 15, 2006	Five years
September 16, 2006 — December 31, 2007	Seven years

Q11	What if I elect to participate in the Exchange Offer and then leave Analog before the expiration of the Exchange Offer?

If you elect to participate in the Exchange Offer and your employment terminates for any reason before the expiration of the Exchange Offer, including a layoff, retirement, disability or death, your exchange election will be cancelled and you will not receive new stock options or cash, if applicable. If this occurs, no changes will be made to the terms of your current stock options, and these stock options will be treated as if you had declined to participate in the Exchange Offer. In that case, generally, you may exercise your existing stock options for a limited time after your separation date to the extent they are vested and in accordance with the terms and conditions of your existing stock options. Special conditions apply for retirement. Also see Questions 11 and 12 below.

Nothing in the Exchange Offer should be construed to confer upon you the right to remain an employee of Analog or one of our subsidiaries. The terms of your employment with us remain unchanged. We cannot guarantee or provide you with any assurance that you will not be subject to involuntary termination or that you will otherwise remain employed until the new stock option grant date or thereafter.

Q12	What if I elect to participate in the Exchange Offer and then leave Analog after the new stock options are granted but before they vest?

If your employment terminates for any reason after the new stock option grant date, the terms and conditions of any new stock options granted in the Exchange Offer will apply. Other than in certain foreign jurisdictions as described in the attached Schedules, if your employment terminates for any reason after the new stock option grant date, but before the end of your new vesting period, you will forfeit any unvested options. If your employment terminates after the new option grant date, but before your cash payment is made, you are still entitled to receive the cash payment. See Question 12 below.

Q13	What if I elect to participate in the Exchange Offer and then retire after the new stock options are granted but before they vest?

If you choose to participate in the Exchange Offer, your new stock options will be subject to new terms and conditions, which will not include certain favorable retirement provisions provided in certain old stock options.

Analog introduced a retirement provision beginning with the November 10, 2000 grant, which provided that all, or some portion of, options whether exercisable or not on the date of the employee’s retirement would continue to vest and be exercisable over the remaining term of the option. You should review your stock option agreement to determine if your grant included this retirement provision. This retirement provision was modified for most options granted after September 2006. If you elect to exchange any original options granted between November 10, 2000 and September 4, 2006, your new option will include the current 2006 retirement provision, which is different than the retirement provision in the original grant. Unless prohibited by law, the following reflects the 2006 retirement provision that will be included in the new option grants:

If the Optionee’s employment with the Company or one of its subsidiaries terminates by reason of the retirement of the Optionee after attaining age 60, the Option shall terminate on the date of such retirement, but any Option Shares that are exercisable on the date of such retirement shall continue to be exercisable over the remaining term of the Option; provided that all then-exercisable Option Shares held by such Optionee shall immediately cease to be exercisable in the event that such Optionee becomes an employee of any competitor of the Company or one of its subsidiaries (as determined in the sole discretion of the Company).

Thus, the 2006 retirement provision that will be included in all new options results in the forfeiture of the unvested portion of your new options at the time of your retirement, regardless of what the retirement provision in your old options stated.

Q14	What if I am on an authorized leave of absence?

Any eligible employees who are on an authorized leave of absence will be able to participate in the Exchange Offer under the same terms and conditions as employees who are not on a leave of absence.

Q15	How do I find out how many eligible stock options I have and what their exercise prices are?

You can review a list of your eligible stock options and the exercise prices of those options at the Stock Option Exchange Program Website, which is available at www.corp-action.com/analogdevices. This information is also included in the materials delivered to you along with this Offer to Exchange.

See Section 1, Eligible Stock Options; Eligible Employees; Expiration Date, for more information.

Q16	If I choose to participate in the Stock Option Exchange Program, do I have to exchange all of my eligible stock option grants?

No. Under the Stock Option Exchange Program, you will be able to exchange stock options (vested or unvested) on a grant-by-grant basis. This means that you may choose to exchange some eligible grants, and choose not to exchange others. But if you elect to exchange any stock options within a particular grant, you must exchange all the stock options in that grant. You will not be able to exchange only a portion of a single grant.

For example, if you have an eligible stock option grant for 1,000 stock options, you can elect to exchange all or none of the 1,000 stock options. However, you cannot elect to exchange only 500 of the 1,000 stock options.

See Section 3, Procedures for Surrendering Eligible Stock Options, for more information.

Q17	Can I exchange stock options that I have already fully exercised?

No. The Exchange Offer only applies to outstanding Analog stock options that are eligible under the Exchange Offer. You will not be able to exchange shares of Analog stock that you own outright, including shares acquired on exercise of a stock option.

Q18	Can I exchange the remaining portion of an eligible stock option grant that I have already partially exercised?

Yes. If you previously exercised an eligible stock option grant in part, the remaining outstanding (i.e., unexercised) portion of the eligible stock option grant can be exchanged in the Exchange Offer, whether that portion is vested or unvested.

Q19	If I elect to participate and my surrendered eligible stock options are accepted, how many new stock options will I receive in exchange?

The number of new stock options that you receive will depend on the grant date and exercise price(s) of your surrendered eligible stock options and the applicable exchange ratios, as shown in the table below. The exchange ratios were designed to result in a fair value of the new stock options that is approximately equal to the fair value of the stock options that are surrendered, based on standard valuation methods, and to keep the exchange program as cost neutral to Analog as possible. If, after the exchange of eligible stock options in any particular stock option grant, you would be left with a fractional stock option, we will round the new stock option down to the nearest whole stock option.

	Exercise Price of	Exchange
Grant Date of Original Option	Eligible Grants	Ratio

November 10, 2000 through September 28, 2003	$50.00 or more	18 to 1
	$42.00-$49.99	8.50 to 1
	$30.68-$41.99	2.75 to 1
September 29, 2003 through September 15, 2006	$45.00 or more $30.68-$44.99	2.5 to 1 1.5 to 1
September 16, 2006 through December 31, 2007	$30.68 or more	1.25 to 1

Note that the exchange ratios apply to each of your stock option grants separately. This means that the various stock option grants you have received may be subject to different exchange ratios.

See Section 5, Acceptance of Eligible Stock Options; New Stock Options for more information.

Q20	Why isn’t the exchange ratio simply one-for-one?

Older stock options with a higher exercise price are less valuable, meaning you will need to exchange more of them for each new stock option granted. “Underwater” stock options (options with an exercise price higher than the current market price of our common stock) have less value than the new stock options that will be granted in the Stock Option Exchange Program (which will have an exercise price equal to the market price of our common stock on the date of grant). Therefore, more underwater stock options are required to equal the fair value of one new stock option.

We believe the Exchange Program must balance the interests of both our employees and our stockholders. We are not able to precisely predict what ADI’s closing stock price will be on the date when the price for the new grants will be established; therefore, we had to make reasonable assumptions about the eventual new grant price when setting the option exchange ratios. The exchange ratios have been conservatively set with a goal of making the Exchange Offer as cost neutral to us as possible, as stated to our shareholders when we proposed the Exchange Program. To account for possible adverse movement of ADI’s stock price prior to the actual grant of the new stock options, the exchange ratios represent a discount to fair value as of the August 28, 2009 commencement of the Exchange Program.

Q21	What if after the exchange ratio is applied to a particular grant, I am eligible to receive fewer than 100 new stock options for that grant?

The exchange ratios will be applied to each individual old stock option grant you elect to exchange. If after applying the exchange ratio to a particular old stock option it results in you receiving fewer than 100 new stock options for that grant, those old stock options will be exchanged for a cash value approximating the fair value of the new stock options you would have received, as measured just prior to the start of the exchange. A new option will not be awarded in exchange for that option.

The amount of the cash payment will be equal to the number of shares that the old option was exchangeable into (based on the applicable exchange ratio, described above) multiplied by the Black-Scholes fair value of one option for a share of our common stock as of the date the exchange ratios were established. For example, if you surrendered a grant of 1,000 options which, based on an applicable exchange ratio of 18 to 1, is potentially exchangeable for 55 new options, you will instead receive a cash payment from us in an amount equal to 55 multiplied by the Black-Scholes fair value as of the date the exchange ratios were established. In this example, if the applicable Black-Scholes fair value were $5, you would receive a cash award of $275 (less applicable taxes).

We do not expect you to know how to calculate the Black-Scholes fair value. The Stock Option Exchange Program Website election page includes a tool that allows you to see the cash value of an option grant that will be exchanged for cash and how much cash (if any) you would receive if surrendered before you submit your elections. You can review all of this information before you determine whether or not to participate.

See Section 8. Source and Amount of Consideration; Terms of New Stock Options for more information.

Q22	If I am eligible to receive a cash payment in exchange for a surrendered option grant, when will I receive that payment?

The scheduled expiration date of the Exchange Offer is 12:00 midnight, New York City time, at the end of Friday, September 25, 2009. We expect to accept and cancel all properly surrendered eligible stock options and make the cash payment promptly after that date.

See Section 5, Acceptance of Eligible Stock Options; New Stock Options for more information.

Q23	Must I participate in the Exchange Offer?

No. Participation in the Exchange Offer is completely voluntary. If you choose not to participate, you will keep all of your currently outstanding stock options, including stock options eligible for the Exchange Offer, and you will not receive new stock options in the Exchange Offer. No changes will be made to the terms of your current stock options if you decline to participate. If you decide not to surrender any of your eligible stock options for exchange in the Exchange Offer, you do not need to do anything.

Q24	How should I decide whether to exchange my eligible stock options for new stock options?

We are providing as much information as we can to assist you in making your own informed decision, including an on-line tool designed to show the break-even point. You are encouraged to seek further advice from your tax, financial and legal advisors. No one from Analog is, or will be, authorized to provide you with advice, recommendations or additional information in this regard.

You should also review the section entitled Risk Factors for a discussion of the risks of participating in the Exchange Offer.

Q25	Why can’t Analog just grant eligible employees additional stock options?

Granting more stock options would increase the number of outstanding stock options relative to our outstanding shares of common stock, which we do not believe would be in the best interests of our shareholders. In addition, granting new stock options without cancelling any previously granted stock options would add significant additional expense. This could adversely affect our business and operating results and could negatively impact our stock price.

Q26	Will I owe taxes if I participate in the Exchange Offer?

Generally, for U.S. federal income tax purposes, the exchange of old stock options for new stock options in the Exchange Offer should be treated as a nontaxable exchange and no income should be recognized upon the surrender of old stock options and the grant of the new stock options. However, participating employees who receive cash under the Stock Option Exchange Program will recognize ordinary income equal to the amount of cash received. The tax consequences for non-U.S. employees may differ from the U.S. federal income tax consequences and, in some instances, are not entirely certain. We have provided additional information about the tax consequences applicable in countries outside the United States in the attached Schedules. We encourage all employees who are considering exchanging their stock options in the Exchange Offer to consult with their own tax advisors on the federal, state, local and foreign tax consequences of participating in the Exchange Offer.

See Section 13, Material U.S. Federal Income Tax Consequences and the attached Schedules for more information.

Q27	What happens if, after the grant date of the new stock options, my new stock options end up being underwater again?

The Exchange Offer is a one-time opportunity and we do not expect to offer this type of exchange again. We cannot provide assurance as to the price of our common stock at any time in the future.

Q28	What happens to stock options that I choose not to surrender or that are not accepted for exchange in the Exchange Offer?

The Exchange Offer will have no effect on stock options that you choose not to exchange or on stock options that are not accepted for exchange in the Exchange Offer.

Q29	If I surrender stock options in the Exchange Offer, will I be required to give up all of my rights under the surrendered stock options?

Yes. After the expiration of the Exchange Offer, any stock options you surrender in exchange for new stock options that we accept for exchange will be cancelled, and you will no longer have any rights under those stock options.

Q30	How long do I have to decide whether to participate in the Exchange Offer?

The Exchange Offer expires at 12:00 midnight, New York City time, at the end of Friday, September 25, 2009. Although we do not currently intend to do so, we may, in our sole discretion, extend the expiration date of the Exchange Offer at any time. If we extend the Exchange Offer, we will publicly announce the extension and the new expiration date no later than 9:00 a.m., New York City time, on the next business day after the previously announced expiration date. If the expiration date of the Exchange Offer is extended, then the cancellation date of the eligible options and the new stock option grant date will be similarly extended.

See Section 14, Extension of the Exchange Offer; Termination; Amendment, for more information.

Q31	How do I participate in the Exchange Offer?

If you are an eligible employee and you wish to surrender any of your eligible stock options for exchange in the Exchange Offer, you should notify BNYMellon electronically of your election to exchange those stock options before the Exchange Offer expires. You do this by making an election online at the Stock Option Exchange Program Website at www.corp-action.com/analogdevices. Your online election must be submitted before the expiration deadline of 12:00 midnight, New York City time, at the end of Friday, September 25, 2009 (or such later date as may apply if the Exchange Offer is extended). We have set up computer kiosks at some of our facilities to help employees who do not have access to personal computers make their elections online.

You may also participate in the Exchange Program by requesting a paper election form from your local Human Resources representative. We recommend that you deliver the paper form to your local Human Resource representative allowing additional time for the paper election to be processed prior to the deadline.

Please note that wherever you are, the expiration time is determined by New York City time, which is Eastern Daylight time, in the United States.

Your election to participate in the program is not complete until BNYMellon receives your properly submitted election form. You are responsible for making sure that your election form is completed accurately to reflect your election and received by the expiration of the Exchange Offer. If BNYMellon does not receive your election by the deadline, you will be deemed to have declined to participate in the Exchange Offer.

We reserve the right to reject any or all surrenders of stock options that we determine are not in an appropriate form or that we determine would be unlawful to accept. Subject to our right to extend, terminate and amend the Exchange Offer, we expect to accept all properly surrendered eligible stock options on the date we grant the new options.

See Section 3, Procedures for Surrendering Eligible Stock Options, and Section 6, Conditions of the Exchange Offer, for more information.

Q32	Can I change my mind and withdraw from participating in the Exchange Offer?

Yes. If you elect to exchange eligible stock options and later change your mind, you may notify BNYMellon before the Exchange Offer expires by updating your election at the Stock Option Exchange Program Website at www.corp-action.com/analogdevices. Your updated election must be submitted before the expiration deadline of 12:00 midnight, New York City time, at the end of Friday, September 25, 2009 (or such later date as may apply if the Exchange Offer is extended) to withdraw or change your election. The more recent election will entirely replace your previous election. You may also withdraw or change your election by delivering an updated paper election form to your local Human Resources representative prior to the expiration of the Exchange Offer. We recommend that you deliver the updated form to your Human Resources representative allowing additional time for the paper election form to be processed. Once you have withdrawn your election, you may again elect to exchange those options by following the procedures for exchanging eligible stock options as discussed above. If you miss the deadline for withdrawing or making a new election but remain an eligible employee, any eligible stock options previously submitted for exchange will be exchanged pursuant to the Exchange Offer. Although we intend to accept all properly surrendered eligible options promptly after the expiration of this offer, if we have not accepted your options within 40 business days of the commencement of the Exchange Offer, you may withdraw your tendered options at any time thereafter.

As noted above, for your convenience, Analog has set up computer kiosks at some of our facilities to help employees who do not have access to personal computers make, change or withdraw their previously made elections. Please see Section 4, Withdrawal Rights, below for more information.

Q33	How will I know if my election form has been received?

Once you make a proper election on the Stock Option Exchange Program Website at www.corp-action.com/analogdevices, you will receive an on-screen confirmation at the end of your session. You are encouraged to print this confirmation for your records. In addition, you can check the Election Confirmation page on the Stock Option Exchange Program Website at www.corp-action.com/analogdevices at any time to see your current election(s). You will not receive confirmation in the mail for any elections you make online or by paper form. You may also contact the BNY Mellon Customer Service Center to confirm your election has been received, available Monday through Friday, 8:00 a.m. to 2:00 a.m., New York City time, at the numbers below:

•	6585-4140 from all ADI locations

•	(781) 461-4140 from locations outside of ADI (not a toll-free number).

It is your responsibility to ensure that your election is received prior to the expiration of the Exchange Offer.

Q34	What will happen if I do not submit my election form by the deadline?

If we do not receive your election to surrender eligible stock options for exchange before the Exchange Offer expires, then all of your eligible stock options will remain outstanding at their original exercise price and subject to their original terms. Late elections cannot be accepted. If you decide not to surrender any of your eligible stock options for exchange in the Exchange Offer, you do not need to do anything.

Q35	Is there anything country specific I should know about the Exchange Offer?

If you are subject to the tax laws of a country outside the United States, even if you are a resident of the United States, you should be aware that there may be tax, social insurance or other consequences that may apply to you. You should review the Schedules attached to this Offer to Exchange, which contain additional information about tax issues and other terms and conditions of the Exchange Offer in specific countries.

Q36	What if I have questions regarding the Exchange Offer, or if I need a paper copy or additional copies of this Offer to Exchange or any documents attached or referred to in this document?

If you have difficulty accessing the Stock Option Exchange Program Website, have questions regarding the Exchange Offer or have requests for assistance (including about your PIN, requests for additional or paper copies of this Offer to Exchange or other documents relating to the Exchange Offer), please contact the BNY Mellon Customer Service Center, available Monday through Friday, 8:00 a.m. to 2:00 a.m., New York City time, at the numbers below:

•	6585-4140 from all ADI locations

•	(781) 461-4140 from locations outside of ADI (not a toll-free number).

To request a paper election form, please call contact your local Human Resource representative.

RISK FACTORS

Participating in the Exchange Offer involves a number of risks and uncertainties, including those described below. You should carefully consider these risks and uncertainties, and you are encouraged to consult your tax, financial and legal advisors before deciding to participate in the Exchange Offer.

Risks Related to the Exchange Offer

If you exchange eligible stock options for new stock options in the Exchange Offer and your employment with us terminates before the new stock options fully vest, you will forfeit any unvested portion of your new stock options.

If you elect to participate in the Exchange Offer, the new stock options will have a new vesting schedule of one or three years. Other than in certain foreign jurisdictions as described in the attached Schedules, if your employment with us terminates, your new stock options will cease vesting, and any unvested portion of your new stock options will be cancelled as of your separation date. Accordingly, if you exchange eligible stock options for new stock options in the Exchange Offer and your employment with us terminates before the new stock options fully vest, you will forfeit any unvested portion of your new stock options even if the eligible stock options surrendered in the Exchange Offer were vested at the time of the exchange.

Nothing in the Exchange Offer should be construed to confer upon you the right to remain an employee of Analog or one of our subsidiaries. The terms of your employment with us remain unchanged. We cannot guarantee or provide you with any assurance that you will not be subject to involuntary termination or that you will otherwise remain employed until the new stock option grant date or the new vesting dates of your new options.

If you receive new stock options in the Exchange Offer, your new stock options will be subject to new terms and conditions which will not include certain favorable retirement provisions provided in certain eligible stock options.

Analog introduced a retirement provision beginning with the November 10, 2000 grant, which provided that all, or some portion of, options whether exercisable or not on the date of the employee’s retirement would continue to vest and be exercisable over the remaining term of the option. You should review your stock option agreement to determine if your grant included this retirement provision. This retirement provision was modified for most options granted after September 2006. If you elect to exchange any original options granted between November 10, 2000 and September 4, 2006, your new option will include the current 2006 retirement provision, which is different than the retirement provision in the original grant. For your information, unless prohibited by law, the following reflects the 2006 retirement provision that will be included in the new option grants:

If the Optionee’s employment with the Company or one of its subsidiaries terminates by reason of the retirement of the Optionee after attaining age 60, the Option shall terminate on the date of such retirement, but any Option Shares that are exercisable on the date of such retirement shall continue to be exercisable over the remaining term of the Option; provided that all then-exercisable Option Shares held by such Optionee shall immediately cease to be exercisable in the event that such Optionee becomes an employee of any competitor of the Company or one of its subsidiaries (as determined in the sole discretion of the Company).

Thus, the 2006 retirement provision that will be included in all new options results in the forfeiture of the unvested portion of your options at the time of your retirement, regardless of what the retirement provision in your old options stated.

If the price of our common stock increases over time, the value of the new stock options that you receive in the Exchange Offer may ultimately be less than the value of the eligible stock options that you surrendered in the exchange.

The exchange ratios used in the Exchange Offer are designed to result in the fair value, using standard valuation methods, of the new stock options being approximately equal to the fair value of the eligible stock options being surrendered for exchange (based on valuation assumptions made when the offer to exchange commences). We are not able to precisely predict what ADI’s closing stock price will be on the date when the price for the new grants will be established; therefore, we had to make reasonable assumptions about the eventual new grant price when setting the option exchange ratios. The exchange ratios have been conservatively set with a goal of making the Exchange Offer as cost neutral to us as possible, as stated to our shareholders when we proposed the Exchange Program. As a result, you will be issued a smaller number of new stock options than the eligible stock options you surrender for exchange.

Because you will receive a smaller number of new stock options in the Exchange Offer than the eligible stock options you surrender for exchange, it is possible that, at some point in the future, your surrendered eligible stock options would have been economically more valuable than the new stock options granted in the Exchange Offer. For example, assume, for illustrative purposes only, that you surrender 990 eligible stock options originally granted in 2000 with an exercise price of $31 per share, and in exchange you receive a grant of 360 new stock options and the exercise price of the new stock options is $16 per share. Then, assume that two years after the new stock option grant date the price of our common stock increases to $40 per share. Under this example, if you had kept your surrendered eligible stock options and then exercised and sold all 990 of the underlying shares at $40 per share, you would have realized a pre-tax gain of $8,910 (i.e., 990 options multiplied by the $9 difference between the $40 market price and the $31 exercise price of your surrendered options), but if you exchanged your eligible stock options and sold the 360 underlying shares subject to the new stock options, you would only realize a pre-tax gain of $8,640 (i.e., 360 options multiplied by a $24 difference between the $40 market price and the $16 exercise price).

If you are subject to non-U.S. tax laws, even if you are a resident of the United States, there may be tax, social insurance or other consequences for participating in the Exchange Offer.

If you are subject to the tax laws of a country other than the United States, even if you are a resident of the United States, you should be aware that there may be tax, social insurance or other consequences that may apply to you. You should read the Schedules attached to this Offer to Exchange, which discuss the tax consequences and other issues related to participation in the Exchange Offer for your country of residence. You are encouraged to consult your own tax advisors to discuss these consequences.

Risks Related to Our Business and Common Stock

You should carefully review the risk factors contained in our periodic and other reports filed with the Securities and Exchange Commission, or SEC, including those in our Quarterly Report on Form 10-Q for the quarter ended August 1, 2009 and our Annual Report on Form 10-K for the year ended November 1, 2008 and also the information provided in this Offer to Exchange and the other materials that we have filed with the SEC, before making a decision on whether to surrender your eligible stock options for exchange. You may access these filings electronically at the SEC’s website at www.sec.gov or on our Investor Relations website at investor.analog.com. In addition, upon request we will provide you with a copy of any or all of the documents to which we have referred you (without charge to you). See Section 16, Additional Information, for more information regarding reports we filed with the SEC and how to obtain copies of or otherwise review these reports.

THE EXCHANGE OFFER

Section 1.  Eligible Stock Options; Eligible Employees; Expiration Date

Upon the terms and subject to the conditions of the Exchange Offer, we are making an offer to eligible employees to exchange some or all of their eligible stock options (on a grant-by-grant basis) for new stock options with an exercise price equal to the closing price of our common stock, as reported on the NYSE, on the new stock option grant date (which will be promptly after the expiration of the Exchange Offer) or in some cases, cash. To participate, options must be properly surrendered in accordance with Section 3, Procedures for Surrendering Eligible Stock Options, and not validly withdrawn pursuant to Section 4, Withdrawal Rights, before the expiration of the Exchange Offer.

“Eligible stock options” are those stock options held by eligible employees (a) with an exercise price greater than $30.68, which is the highest price Analog stock traded at over the 52-weeks immediately preceding the commencement date of the Exchange Offer, and (b) that were granted from November 10, 2000 through December 31, 2007. This exercise price per share threshold will be proportionately adjusted to reflect any stock split, reverse stock split, stock dividend, combination or reclassification of our common stock occurring after the commencement date and before the expiration date of the Exchange Offer. References to dollars (“$”) are to United States dollars.

You are an “eligible employee” if you are:

•	a U.S. or international employee who holds eligible stock options (described in the paragraph above);

•	employed on the date the Exchange Offer commences and remain employed with us through the expiration of the Exchange Offer;

•	eligible to participate in the 2006 Plan; and

•	not one of our named executive officers or a member of our Board of Directors.

The Schedules attached to this Offer to Exchange contain additional information applicable to certain foreign jurisdictions; please review them carefully if applicable to you. Employees who reside in the Netherlands must agree in writing to the terms of the tax ruling described in Schedule S in order to be eligible to participate in the Exchange Offer.

You will not be eligible to surrender eligible stock options or receive new stock options (or cash) if you cease to be an eligible employee for any reason prior to the expiration of the Exchange Offer, including retirement, disability or death. If you are on an authorized leave of absence and are otherwise an eligible employee, you will be eligible to participate in the Exchange Offer if you have eligible options. If you surrender your eligible stock options and they are accepted and cancelled in the Exchange Offer and you are on an authorized leave of absence on the new stock option grant date, you will be entitled to receive new stock options or cash in the Exchange Offer as long as you are otherwise eligible to participate in the 2006 Plan. Leave is considered authorized if it was approved in accordance with our policies.

If you choose to participate in the Exchange Offer and if we accept your surrendered stock options, you will receive new stock options that will have substantially the same terms and conditions as the stock options you surrendered, except that:

•	You will receive a smaller number of new stock options. Using standard valuation techniques, the number of new stock options will be determined using an exchange ratio designed to result in a fair value approximately equal to the fair value of the stock options that are surrendered for exchange and to keep the exchange program as cost neutral to the Company as possible. More information about these valuation techniques is included above in Questions 19 and 20 and in Section 8, Source and Amount of Consideration; Terms of New Stock Options.

•	The new stock options will be subject to the terms and conditions of the 2006 Plan and any applicable sub-plans adopted under the 2006 Plan.

The exercise price for the new stock options will be equal to the closing price of Analog common stock on the date the new stock options are granted (promptly after the expiration of the Exchange Offer) as reported on the NYSE. We expect the exercise price for the new stock options to be lower than the exercise price of the stock options surrendered for exchange. See Schedule J and O attached to this Offer to Exchange for additional information regarding the exercise price of new options in France and Israel.

•	The new stock options will be subject to a new vesting period, even if all or a portion of the surrendered eligible stock options are already vested. The new options will also have a new contractual term (meaning the length of time before the option expires, or the lifespan of the option). Except as otherwise set forth in the attached Schedule J for grants made to employees in France, the vesting and term of the awards will fall into one of three tiers depending on the grant date of the original option, as follows:

Grant Dates of Original Option	Vesting Provisions of New Option	Term of New Option

November 10, 2000 — September 28, 2003	100% of the award will vest on the first anniversary of the grant date	Two years
September 29, 2003 — September 15, 2006	Award will vest 33 1/3% on each anniversary of the grant date until the third anniversary of the grant date, when the award will be fully vested	Five years
September 16, 2006 — December 31, 2007	Award will vest 33 1/3% on each anniversary of the grant date until the third anniversary of the grant date, when the award will be fully vested	Seven years

The number of new stock options (or cash) that you receive will depend on the exercise price(s) of the options that you surrender for exchange and the applicable exchange ratios. The exchange ratios for the Exchange Offer are set forth below. Note that the exchange ratios apply to each of your stock option grants separately, which means that the various stock option grants you have received may be subject to different exchange ratios.

	Exercise Price of	Exchange
Grant Date of Original Option	Eligible Grants	Ratio

November 10, 2000 through September 28, 2003	$50.00 or more	18 to 1
	$42.00-$49.99	8.5 to 1
	$30.68-$41.99	2.75 to 1
September 29, 2003 through September 15, 2006	$45.00 or more $30.68-$44.99	2.5 to 1 1.5 to 1
September 16, 2006 through December 31, 2007	$30.68 or more	1.25 to 1

You can review a list of your eligible stock options and the exercise prices of those options at our Stock Option Exchange Program Website at www.corp-action.com/analogdevices.

The terms and conditions of the 2006 Plan differ in some respects from the terms and conditions of the 2001 Broad Based Stock Incentive Plan (the “2001 Plan”) and the 1998 Stock Option Plan (the “1998 Plan”). If you are surrendering eligible stock options granted under the 2001 Plan or the 1998 Plan, you should carefully read “Description of the 2006 Plan” under Section 8, Source and Amount of Consideration; Terms of New Stock Options, because new options in the Exchange Offer will be granted under and governed by the 2006 Plan.

The Exchange Offer is scheduled to expire at 12:00 midnight, New York City time, at the end of Friday, September 25, 2009, unless extended in our sole discretion. See Section 14, Extension of the Exchange Offer; Termination; Amendment, for a description of our rights to extend, terminate and amend the Exchange Offer.

Nothing in the Exchange Offer should be construed to confer upon you the right to remain an employee of Analog or one of our subsidiaries. The terms of your employment with us remain unchanged. We cannot guarantee or provide you with any assurance that you will not be subject to involuntary termination or that you will otherwise remain employed until the new stock option grant date or until the new options vest.

Section 2.  Purpose of the Exchange Offer

We believe that the Option Exchange is important because it will permit us to improve the effectiveness of our equity compensation program by increasing the benefits to eligible participants, reduce the overhang of outstanding stock options and recapture value from compensation costs we are already incurring with respect to underwater options. More specifically, we hope the Option Exchange will:

•	Provide the long-term financial incentives originally intended by options to our employees who participate in the Option Exchange. As of August 1, 2009, approximately 84% of our outstanding stock options were underwater. These stock options do not currently provide meaningful incentive or retention value to our employees. The Option Exchange will allow eligible employees to exchange certain of their options for a new award, with an exercise price more consistent with current market prices. In addition, these new options will have a renewed vesting schedule, generally ranging from one year to three years, which we expect will allow us to recapture the retention feature of our long-term equity compensation program for our productive employees. Our overall success depends in part on our ability to continue to attract, motivate and retain qualified employees, particularly those highly-skilled design, process, test and applications engineers involved in the design, support and manufacture of our new and existing products and processes. The competition for such personnel is intense, and the loss of key personnel could impact our financial results and shareholder value. We believe the Option Exchange will enable us to retain experienced and productive employees by improving the morale of our employees and increasing the retention value of our awards. We also believe the Option Exchange will better align the interests of our employees with the interests of our shareholders.

•	Meaningfully reduce the total number of outstanding stock options represented by outstanding options that have high exercise prices and may no longer provide adequate incentives to our employees. As of the start of the exchange, the exchange eligible stock options created an equity award overhang to our shareholders of approximately 41 million shares. The total number of shares of Analog common stock outstanding was approximately 292 million as of August 1, 2009.

We do not believe it serves the interests of our shareholders to keep these underwater options outstanding. Assuming that all eligible options are exchanged, we estimate that the number of shares under outstanding options could be reduced by approximately 22 million, based on the exchange ratios determined for the exchange. By replacing the eligible options with options for a smaller number of shares with a lower exercise price, our overhang will be decreased. The overhang represented by the options granted pursuant to the Option Exchange will reflect a more appropriate balance between our goals for our stock option program and our interest in minimizing the dilution of our shareholders’ interests.

•	Recapture value from compensation costs that we are already incurring with respect to outstanding underwater stock options. These options were granted at the then fair market value of our common stock. Under applicable accounting rules, as of our fiscal third quarter, we have recognized or will have to recognize a total of approximately $180 million in compensation expense related to the underwater options included in the Option Exchange, $135 million of which has already been expensed as of the end of our third quarter of fiscal 2009 and $45 million of which we will continue to be obligated to expense, even if these options are never exercised because they remain underwater. We do not believe that it is an efficient use of our resources to recognize compensation expense on options that are not considered to provide value to our employees. The Option Exchange is designed to allow us to replace options that have little or no retention or incentive value with options that we believe will provide both retention and incentive value without creating additional compensation expense (other than the immaterial expense that might result from fluctuations in our stock price after the exchange ratios have been set but before the exchange actually occurs). We believe completion of this program will result in a more efficient use of our resources.

Section 3.  Procedures for Surrendering Eligible Stock Options

If you are an eligible employee and you wish to surrender any of your eligible stock options for exchange in the Exchange Offer, you must make your election before the Exchange Offer expires at 12:00 midnight, New York City time, at the end of Friday, September 25, 2009 (or such later date as may apply if the Exchange Offer is extended). If we extend the Exchange Offer beyond that time, you may surrender your eligible stock options for exchange at any time until the extended expiration date of the Exchange Offer.

You will be permitted to exchange your eligible stock options for new stock options, or in some instances cash, on a grant-by-grant basis. No partial exchanges of a stock option grant will be permitted. If you elect to exchange an eligible stock option grant, you must exchange the entire outstanding (i.e., unexercised) portion of that eligible stock option grant. If you elect to surrender the options in one eligible grant, you do not need to surrender the options in any other eligible grant you may hold.

Instructions to Stock Option Exchange Program Website.

Included in the materials delivered to you along with this Offer to Exchange is your nine-digit Personal Identification Number (PIN). You will need your PIN to gain access to your personal information on the Stock Option Exchange Program Website and to make your online elections with respect to the Exchange Offer.

To make your election electronically, you take the following steps:

1. Go to the Stock Option Exchange Program Website at www.corp-action.com/analogdevices.

2. You will first be directed to a log-in screen where you will enter your 9-digit PIN number provided to you by email sent on or about August 28, 2009 or by hard copy if you received your documents by mail. If the site does not recognize you, you should call BNY Mellon Customer Service Center, available Monday through Friday, 8:00 a.m. to 2:00 a.m., New York City time at:

•	4140 from all ADI locations

•	(781) 461-4140 from locations outside of ADI (not a toll-free number).

3. You will then see a page containing the relevant documentation describing the Exchange Offer. You should read each of the documents listed, including the terms and conditions of the Exchange Offer. When you are ready, click “Continue” to proceed to the “Election Form.”

4. You will then be directed to an election form where you will see a list of all your eligible options. You will be asked to either keep your original grant or exchange your original grant for cash or new stock options, as appropriate. This page will show you the cash you would receive for any option grants that are exchangeable into 100 options or fewer. Also on this page, if you wish, you can use the optional “Model/Decision Tool” to perform additional analysis based on your own assumed future stock prices. For those stock option grants you wish to exchange, click on the “exchange for new grant” (or “exchange for cash,” where applicable) button. If you do not wish to exchange a stock option grant, you must click the “keep original grant” button next to the grant listed on the Election Form. Once you have completed all of your selections, click the “Submit” button to complete your election. Before you can submit your election, you must check the box stating that you agree to the terms and conditions of the Exchange Offer.

5. You will next see an Election Conformation page, containing your elections. Please print and keep a copy of the Election Confirmation page for your records. You will then be deemed to have completed the election process. Note that our receipt of your election form and your receipt of the Election Confirmation page is not by itself an acceptance of your election. We will formally have accepted valid elections only when we give notice of our acceptance of election, which will occur on the date the new options are granted.

6. You will then be asked to log out and you will see a log-out screen.

7. If you wish to change your election at any time, you must log back in and you will be taken to a summary of your current elections. If you are satisfied with your elections, click “Log Out.” If you wish to change your elections, you may do so and then click “Resubmit.” Your new submitted election will replace your previous election. Please print your new election confirmation page. The last submitted election on the expiration date will constitute your election. You can check the Election Confirmation page on our Stock Option Exchange Program Website at www.corp-action.com/analogdevices, at any time to see your current election.

If you are not able to submit your election form electronically via the Stock Option Exchange Program Website as a result of technical problems, such as the website being unavailable, the website not accepting your election or not knowing your PIN, please call BNY Mellon Customer Service Center, available Monday through Friday, 8:00 a.m. to 2:00 a.m., New York City time, at the numbers below:

•	6585-4140 from all ADI locations

•	(781) 461-4140 from locations outside of ADI (not a toll-free number).

If your name has been legally changed and does not match the name on your stock option memorandum, please let BNYMellon know and provide the additional requested documentation. You do not need to return your stock option confirming memoranda relating to any surrendered stock options, as they will be cancelled automatically if we accept your stock options for exchange.

For your convenience, we have set up computer kiosks at some of the facilities which you can use to make your election online. To exchange your options using a computer kiosk, please make an appointment to use the kiosk and bring the exchange offer documents you received from BNYMellon, including the log-in information, to the kiosk at your designated time. We intend to keep the computer kiosks open until the expiration of the Exchange Offer, but cannot guarantee whether appointments will be available at a specific time. You will be notified who to contact to set up an appointment. You must make your election online before 12:00 midnight, New York City time, at the end of Friday, September 25, 2009 (or such later date as may apply if the Exchange Offer is extended).

You may also participate in the Exchange Program with a paper election form you may request from your local Human Resources representative. You must return the completed election form by hand delivery to your local Human Resource representative prior to the exchange offer deadline. We recommend that you deliver the paper election form to your Human Resources representative allowing additional time for the paper election form to be processed.

Determination of Validity; Rejection of Eligible Stock Options; Waiver of Defects; No Obligation to Give Notice of Defects.  We will determine all questions as to the validity, form, eligibility, time of receipt and acceptance of any surrendered eligible stock options. Approximately 6,900 employees, holding approximately 41 million options collectively, are eligible to participate in the Exchange Offer, so there may be a high volume of elections to process during the exchange period. Accordingly, neither Analog nor any other person can be responsible for giving notice of any defects or irregularities in surrenders. No surrender of eligible stock options will be deemed to have been properly made until all defects or irregularities have been cured by the eligible employee surrendering stock options unless waived by us. Subject to any order or decision by a court or arbitrator of competent jurisdiction, our determination of these matters will be final and binding on all parties. This is a one-time offer, and we will strictly enforce the Exchange Offer period, subject only to any extension of the expiration date of the Exchange Offer that we may grant in our sole discretion. Subject to Rule 13e-4 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we also reserve the right to waive any of the conditions of the Exchange Offer or any defect or irregularity in any surrender with respect to any particular eligible stock options or any particular eligible employee.

Our Acceptance Constitutes an Agreement.  Your surrender of eligible stock options pursuant to the procedures described above constitutes your acceptance of the terms and conditions of the Exchange Offer and will be controlling, absolute and final, subject to your withdrawal rights under Section 4, Withdrawal Rights, and our acceptance of your surrendered stock options in accordance with Section 5, Acceptance of Eligible Stock Options; New Stock Options. Our acceptance for exchange of eligible stock options surrendered by you pursuant to the Exchange Offer will constitute a binding agreement between Analog and you upon the terms and subject to the conditions of the Exchange Offer.

Subject to our rights to terminate and amend the Exchange Offer in accordance with Section 6, Conditions of the Exchange Offer, we expect to accept and cancel on the day the new stock options are granted all properly surrendered eligible stock options that have not been validly withdrawn promptly following the expiration date of the Exchange Offer. You will receive new stock option agreements governing the terms of the new stock options granted to you and cash, where applicable, which will be delivered to you promptly following the new stock option grant date. If the expiration date of the Exchange Offer is extended, then the new stock option grant date will be similarly extended.

Section 4.  Withdrawal Rights

If you elect to exchange eligible stock options and later change your mind, you may notify BNYMellon of this decision before the Exchange Offer expires by updating your online election at the Stock Option Exchange Program Website at www.corp-action.com/analogdevices. You may also withdraw or change your election by submitting an updated paper election form by hand delivery to your local Human Resource representative. Your election must be submitted online or received in paper form before the expiration deadline of 12:00 midnight, New York City time, at the end of Friday, September 25, 2009 (or such later date as may apply if the Exchange Offer is extended). The more recent election will entirely replace your previous election.

If available at your site, you may access a computer kiosk at your facility to withdraw or change your election online.

Please note that, just as you may not exchange only part of an eligible stock option grant, you may also not withdraw or update your election with respect to only a portion of an eligible stock option grant. If you elect to withdraw a previously exchanged stock option grant, you must withdraw that entire grant, but need not withdraw any other eligible stock option grants previously exchanged.

Your exchange election will not be considered withdrawn until we receive your properly submitted updated election reflecting your withdrawal or new election. If you miss the deadline for notifying us of your updated election but remain an eligible employee, any previously exchanged stock options will be exchanged pursuant to the Exchange Offer. You are responsible for making sure that your withdrawal or new election is received by the deadline. The expiration date is 12:00 midnight, New York City time, at the end of Friday, September 25, 2009 (or such later date as may apply if the Exchange Offer is extended).

If you have withdrawn an election to exchange eligible stock options, you may again elect to exchange these stock options by following the procedures for properly surrendering stock options as described in Section 3, Procedures for Surrendering Eligible Stock Options, prior to the deadline noted above. Although we intend to accept all properly surrendered eligible options promptly after the expiration of the Exchange Offer, if we have not accepted your options within 40 business days of the commencement of the Exchange Offer, you may withdraw your tendered options at any time thereafter.

Section 5.  Acceptance of Eligible Stock Options; New Stock Options

Upon the terms and subject to the conditions of the Exchange Offer, we expect to accept for exchange all eligible stock options properly surrendered and not validly withdrawn by the expiration of the Exchange Offer, which is currently expected to be 12:00 midnight, New York City time, at the end of Friday, September 25, 2009. We expect to cancel the old options and grant the new stock options promptly following the expiration date of the Exchange Offer. Once we have accepted your surrendered stock options, all such options will be cancelled and you will no longer have any rights under the surrendered options. The shares underlying those options that are not exchanged for new options will not be available for re-issuance under the 2006 Plan or any other Plans. You will receive new stock option confirming memoranda governing the terms of the new stock options granted to you, which we will distribute promptly following the expiration date of the Exchange Offer. The forms of the stock option confirming memorandum for participants in the United States and for certain foreign jurisdictions, if different, are included in the Exchange documents we filed with the SEC. We also expect to make the cash payments for options that are exchangeable for a cash payment rather than new options promptly after the new option grant date. If the expiration date of the Exchange Offer is extended, then the cancellation date of the eligible options, the new stock option grant date and date of the cash payment will be similarly extended.

If you have surrendered eligible stock options for exchange in the Exchange Offer and your employment with us terminates for any reason before the expiration of the Exchange Offer, we will not accept your options for exchange. In that case, in accordance with the terms and conditions of your existing stock options, you may exercise your existing stock options for a limited time after your separation date to the extent they are vested.

Section 6.  Conditions of the Exchange Offer

We may terminate or amend this Exchange Offer, or postpone our acceptance and cancellation of any eligible options surrendered for exchange if at any time on or after August 28, 2009 and before the expiration of the Exchange Offer any of the following events has occurred, or in our reasonable judgment, could occur:

(a) (i) any government or governmental, regulatory or administrative agency, authority or tribunal, institutes an action or proceeding before any court, authority, agency or tribunal or any court, legislative body;

(ii) any government or governmental, regulatory or administrative agency, authority or tribunal takes any action, withholds any approval or promulgates, enacts, enters, amends or enforces any statute, rule, regulation, judgment, order or injunction that is applicable to the Exchange Offer or us; or

(iii) any change in the general political, market, economic or financial conditions in the United States or abroad has occurred that, in our reasonable judgment, could, directly or indirectly:

•	challenge, make illegal or otherwise restrict or prohibit the Exchange Offer, the cancellation of surrendered eligible stock options, the grant of new stock options or payment of cash pursuant to the Exchange Offer or the consummation of the Exchange Offer; or

•	materially and adversely affect our business, financial condition, operating results, or operations, otherwise materially impair in any way the contemplated future conduct of our business or materially impair the contemplated benefits of the Exchange Offer to us;

(b) a general suspension of trading or limitation on securities pricing has occurred in any national securities exchange or over-the-counter market or any banking moratorium or suspension of payments in respect of banks in the United States has been declared;

(c) the market price of the shares of our common stock materially changes such that the Exchange Offer would no longer have the intended compensatory purpose;

(d) any event occurs that, in our reasonable judgment, could directly or indirectly materially adversely affect the extension of credit to us by banks or other lending institutions;

(e) any change occurs in U.S. generally accepted accounting principles or the application or interpretation thereof that could require us, for financial reporting purposes, to record compensation expenses against our operating results in connection with the Exchange Offer that would be in excess of any compensation expenses that we would be required to record under U.S. generally accepted accounting principles in effect at the time we commence the Exchange Offer;

(f) any person, entity or group within the meaning of Section 13(d)(3) of the Exchange Act announces or makes a merger or acquisition proposal for us or a tender or exchange offer with respect to some or all of our outstanding common stock, or publicly discloses the same, or we learn that any person, entity or group:

•	has acquired or proposes to acquire beneficial ownership of more than 5% of the outstanding shares of our common stock, or any new group shall have been formed that beneficially owns more than 5% of the outstanding shares of our common stock, other than any such person, entity or group that has filed a Schedule 13D or Schedule 13G with the SEC before August 28, 2009;

•	has filed a Schedule 13D or Schedule 13G with the SEC before August 28, 2009 and has acquired or proposes to acquire beneficial ownership of an additional 1% or more of the outstanding shares of our common stock; or

•	has filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or made a public announcement reflecting an intent to acquire us or any of our assets or securities;

(g) any governmental authority, the NYSE or any other regulatory or administrative authority of any national securities exchange enacts, enforces or deems applicable to us any rule, regulation or action that, in our reasonable judgment, makes it inadvisable for us to proceed with the Exchange Offer.

If any of the above events occur, we may:

•	terminate the offer;

•	complete and/or extend the offer, subject to your withdrawal rights;

•	amend the terms of the offer; or

•	waive any unsatisfied condition and, subject to any requirement to extend the period of time during which the offer is open, complete the offer.

The conditions of the Exchange Offer are for our benefit. In our discretion, at any time before the expiration of the Exchange Offer we may assert these conditions, or waive them, in whole or in part, whether or not we waive any other condition to the Exchange Offer. If we choose not to exercise these rights at any given time, we do not waive our right to exercise them later. The waiver of any of these rights with respect to particular facts and circumstances will not be deemed a waiver with respect to any other facts and circumstances. Any determination we make concerning the events described in this Section 6 may be challenged by an eligible employee only in a court of competent jurisdiction. A nonappealable determination with respect to such matter by a court of competent jurisdiction will be final and binding on all persons.

Section 7.  Price Range of Our Common Stock

The eligible stock options give eligible employees the right to acquire shares of our common stock. None of the eligible stock options are traded on any trading market.

Our common stock is traded on the NYSE under the symbol “ADI.” The following table shows the quarterly high and low sale prices per share of our common stock during the periods indicated.

	High	Low

Fiscal Year Ending October 31, 2009:
Third Quarter	$28.21	$19.14
Second Quarter	22.53	17.82
First Quarter	22.40	15.29
Fiscal Year Ended November 1, 2008:
Fourth Quarter	33.53	18.02
Third Quarter	36.35	29.35
Second Quarter	33.93	26.54
First Quarter	33.83	26.15
Fiscal Year Ended November 3, 2007:
Fourth Quarter	38.96	32.23
Third Quarter	41.10	35.11
Second Quarter	40.57	32.53
First Quarter	34.53	31.00

As of July 31, 2009, the number of shareholders of record of our common stock was 3,126, and the number of outstanding shares of our common stock was 291,549,108.

On August 26, 2009, the closing price of our common stock as reported on the NYSE was $28.64 per share. We recommend that you obtain current market quotations for our common stock before deciding whether to surrender your eligible stock options in the Exchange Offer.

The price of our common stock has been, and in the future may be, volatile and could appreciate or decline from the current market price. The trading price of our common stock has fluctuated in the past and is expected to continue to do so in the future as a result of a number of factors, both within our control and outside our control. In addition, the stock market has experienced extreme price and volume fluctuations, particularly in the current economic climate, that have affected the market prices of many companies and that have often been unrelated or disproportionate to the operating performance of those companies.

Dividends Declared Per Outstanding Share of Common Stock

In fiscal 2007, fiscal 2008 and the first three quarters of fiscal 2009 we paid a cash dividend in each quarter as follows:

Period	Fiscal 2007	Fiscal 2008	Fiscal 2009

First Quarter	$0.16	$0.18	$0.20
Second Quarter	$0.18	$0.18	$0.20
Third Quarter	$0.18	$0.20	$0.20
Fourth Quarter	$0.18	$0.20	$0.20

The payment of future dividends, if any, will be determined by our Board and will be based on several factors including our financial performance, outlook and liquidity.

Section 8.  Source and Amount of Consideration; Terms of New Stock Options

Consideration.  All new stock options granted in exchange for eligible stock options will be issued under the 2006 Plan (regardless of whether the old options were granted under the 1998 Plan, 2001 Plan or 2006 Plan). As of the start of the exchange, there were outstanding eligible stock options held by approximately 6,900 eligible employees to purchase an aggregate of approximately 41 million shares of our common stock with a weighted average exercise price of 40.38 per share, all of which were issued under the Plans.

Valuation Methods.  The exchange ratios are based on the fair value of the eligible awards (calculated using the Black-Scholes option pricing model) within the relevant grouping. The Black-Scholes option pricing model is a valuation method that we have used historically and which is widely used by other companies as well to determine the fair value of outstanding options. The calculation of fair value using the Black-Scholes option pricing model takes into account many variables, such as the expected volatility of our stock and the expected term of a stock option, employee turnover rates, exercise behavior and other factors. We derived the expected term input for the underwater options by means of a Monte-Carlo simulation of future stock price paths. Each exchange ratio was set based in part by reference to the market price of ADI stock prior to the start of the exchange offer and, at that point in time, resulted in a value of the new stock option grant that was approximately equal to the value of the stock option grant that you are considering for exchange while still keeping the program as cost neutral to the Company as possible. We are not able to precisely predict what ADI’s closing stock price will be on the date when the price for the new grants will be established; therefore, we had to make reasonable assumptions about the eventual new grant price when setting the option exchange ratios. The exchange ratios were conservatively set with a goal of making the Exchange Offer as cost neutral to ADI as possible, as stated to our shareholders when we proposed the Exchange Program. To account for possible adverse movement of ADI’s stock price prior to the actual grant of the new stock options, the exchange ratios represent a discount to fair value as of the August 28, 2009 commencement of the Exchange Program. The exchange ratio for each grant is used to calculate the number of new stock options or amount of cash the employee will receive if they exchange their grants. Because the exchange ratios are fixed, the value of the old and new grants may not be equal once this exchange offer closes on September 25th (the expected expiration of the Exchange Offer) as the final grant price will be set on the date the new options are granted, expected to be September 28th, and may differ from the market price prior to the start of the exchange offer. Setting the exchange ratios in this manner is intended to minimize or eliminate additional compensation expense from such new stock options, other than compensation expense that might result from changes in our stock price or other variables after the exchange ratios have been established but before the time that new stock options are granted in the Option Exchange (which expenses are expected to be modest). The actual accounting consequences of the option exchange will depend in part on participation levels as well as on vesting schedules and the exchange ratios established shortly before we started the exchange. See Section 1, Eligible Stock Options; Eligible Employees; Expiration Date, for a table showing the exchange ratios for the Exchange Offer.

We will not issue any fractional stock options in the Exchange Offer. If, after the exchange of eligible stock options in any particular stock option grant, you would be left with a fractional stock option, we will round such fractional stock option down to the nearest whole stock option. As a result, if you have eligible option grants that would be exchanged for less than 1 new stock option, that fractional stock option would be rounded down to a new grant of 0 options and no cash or new option would be granted.

Cash Payments.  In addition, under the Exchange Offer, eligible options exchangeable for a new option for fewer than 100 shares of our stock will be exchanged for a cash payment instead of a new option award. The amount of the cash payment will be equal to the number of shares that would otherwise be granted under the new options (based on the applicable exchange ratio) multiplied by an amount that approximates the Black-Scholes fair value of one option for a share of common stock as of the date the exchange ratios were established. See Question 21 in the Summary Term Sheet section above for an example of this calculation. The Stock Option Exchange Program Website election page allows you to see the exact cash value of an option grant that would be exchanged for cash before you submit your election. If you have an option grant that would be exchanged for less than 1 new stock option, that fractional stock option would be rounded down to a new grant of 0 options and you will see a cash value of 0.

Terms of New Stock Option Grants.  If we accept the surrender of your stock options for exchange, then those old stock options will be cancelled and replaced with new stock options on the new stock option grant date (or a cash payment if the new award would be for fewer than 100 shares) promptly following the expiration of the Exchange Offer. The new stock options, which will be granted under the 2006 Plan, will be treated as nonqualified stock options for U.S. tax purposes and have a new exercise price per share equal to the closing price per share of Analog common stock as reported on the NYSE on the new stock option grant date. In addition, other than for grants made to employees in France described in the attached Schedule J, each new stock option will have a new vesting schedule of one or three years and a new contractual term (meaning the length of time before the option expires, or the lifespan of the option) of two, five or seven years from the date of grant. The options surrendered for exchange will be cancelled, and the shares underlying those options that are not exchanged for new options under the Exchange Offer will not be available for re-issuance under the 2006 Plan or any other Plans.

The total number of shares that may be issued pursuant to the new stock options granted in the Exchange Offer will depend on the rate of participation by eligible employees. Assuming all eligible stock options that were outstanding as of the start of the exchange offer are surrendered in the Exchange Offer, new stock options to purchase approximately 19 million shares will be granted in the exchange.

The terms and conditions of your eligible stock options are set forth in the stock option confirming memoranda and the option plans (including any sub-plans) under which they were granted.

Description of the 2006 Plan

New stock options will be granted under the 2006 Plan. The following is a description of the principal features of the 2006 Plan that apply to stock options granted under the 2006 Plan. The description of the 2006 Plan is subject to, and qualified in its entirety by reference to, the actual provisions of the 2006 Plan, which is included as an exhibit to our Exchange Offer documents and is incorporated into this Offer to Exchange by reference. Upon request, we will provide you, without charge, with a copy of the 2006 Plan. Please direct your requests to:

Analog Devices, Inc.
One Technology Way
Norwood, MA 02062
Phone: (781) 461-3282
Attention: Investor Relations
Email: investor.relations@analog.com

Stock Available for Awards under the 2006 Plan.  We may issue up to 15,000,000 shares of our common stock pursuant to awards granted under the 2006 Plan. In addition, shares that are subject to outstanding options under the 2001 Plan or 1998 Plan as of January 23, 2006 that subsequently terminate or expire may be added to the shares available for issuance under the 2006 Plan.

Any award of restricted stock, restricted stock units or other stock-based awards with a per share or per unit purchase price lower than 100% of fair market value as determined by (or in a manner approved by) our Board on the date of grant, referred to as a Full-Value Award, will be counted as three shares for each one share subject to the Full-Value Award for purposes of determining the number of shares available for issuance under the 2006 Plan. Shares of our common stock tendered to us by a participant to exercise an award and shares underlying options surrendered as part of a shareholder-approved option exchange that are not exchanged for new options will not be added to the number of shares available for grant under the 2006 Plan. Shares of our common stock withheld or tendered to cover tax withholding obligations with respect to an award, or not issued or delivered as a result of a net settlement of an outstanding stock appreciation right, will be treated as having been issued under the 2006 Plan.

Eligibility to Receive Awards under the 2006 Plan.  Employees, officers, directors, consultants and advisors of Analog and its subsidiaries are eligible to be granted awards under the 2006 Plan. Under present law, however, incentive stock options may only be granted to employees of Analog and its subsidiaries.

Types of Awards under the 2006 Plan.  The 2006 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), non-statutory stock options, as described below, as well as stock appreciation rights, restricted stock, restricted stock units and other stock-based awards.

Incentive Stock Options and Non-statutory Stock Options.  Optionees receive the right to purchase a specified number of shares of common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options will be granted at an exercise price that may not be less than 100% of the fair market value (as determined by or in the manner approved by our Board) of our common stock on the date of grant. In addition, under present law, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price that is less than 110% of the fair market value of our common stock to optionees holding more than 10% of the voting power of Analog. Unless approved by our shareholders, we may not reprice outstanding options granted under the 2006 Plan to reduce the exercise price of those options, whether by amendment (except for adjustments due to stock splits and other similar events in our capitalization) or by cancellation or replacement. The 2006 Plan provides that no option granted under the 2006 Plan may have a provision entitling the optionee to an automatic grant of additional options in connection with the original option grant. In addition, options may not be granted for a term in excess of ten years. The 2006 Plan permits the following forms of payment of the exercise price of options: (i) payment by cash or check, (ii) except as may be otherwise provided in the option agreement, in connection with a “cashless exercise” through a broker, (iii) except as may otherwise be provided in the option agreement, subject to certain conditions, surrender to the Company of shares of our common stock, (iv) if provided in the option agreement or approved by the Company, any other lawful means or (v) any combination of these forms of payment.

With respect to any performance award that is intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code, the compensation committee of our Board may adjust downwards, but not upwards, the cash or number of shares payable pursuant to such award, and the Compensation Committee may not waive the achievement of the applicable performance goals except in the case of the death or disability of the participant.

Grant Limitations.  The maximum number of shares with respect to which options and SARs may be granted to any participant under the 2006 Plan may not exceed 2,000,000 shares per fiscal year. The maximum number of shares with respect to which restricted stock awards, restricted stock units and other stock-based awards may be granted to any participant under the 2006 Plan may not exceed 1,000,000 shares per fiscal year. For purposes of these limits, the combination of an option in tandem with an SAR is treated as a single award. In general, an option or SAR will be counted against the limit as one share.

Transferability of Awards under the 2006 Plan.  Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order, except that our Board may permit gratuitous transfers to certain immediate family members.

Administration of the 2006 Plan.  Our Board administers the 2006 Plan. Our Board is authorized to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2006 Plan and to interpret the provisions of the 2006 Plan. Pursuant to the terms of the 2006 Plan, our Board may delegate authority under the 2006 Plan to one or more committees or subcommittees of our Board. Our Board has authorized the Compensation Committee to administer certain aspects of the 2006 Plan, including the granting of options to executive officers. Unless the context requires otherwise, all references in this summary to our Board are intended to include any committee of our Board of Directors to which authority has been delegated by our Board of Directors pursuant to the 2006 Plan.

Subject to any applicable limitations contained in the 2006 Plan, our Board selects the recipients of awards and determines (i) the number of shares of common stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options (which may not be less than 100% of fair market value of our common stock), (iii) the duration of options (which may not exceed 10 years) and (iv) the number of shares of common stock subject to any SAR, restricted stock award, restricted stock unit award or other stock-based awards and the terms and conditions of such awards, including, if applicable, conditions for repurchase, issue price and repurchase price.

Our Board is required to make appropriate adjustments in connection with the 2006 Plan and any outstanding awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization to the extent it determines such adjustment to be appropriate and necessary.

Change of Control and Reorganization Events under the 2006 Plan.  The 2006 Plan contains provisions addressing the consequences of any reorganization event or a change of control event. A reorganization event is defined under the 2006 Plan as (a) any merger or consolidation of Analog with or into another entity as a result of which all of Analog’s common stock is converted into or exchanged for the right to receive cash, securities or other property, or is cancelled, (b) any exchange of all of Analog’s common stock for cash, securities or other property pursuant to a share exchange transaction or (c) any liquidation or dissolution of Analog. A change in control event, as described in the 2006 Plan, includes (x) the acquisition by a group or individual of any of Analog’s capital stock if, after such acquisition, the group or individual beneficially owns 50% or more of either the then-outstanding shares of Analog’s common stock or the combined voting power of the then-outstanding securities of Analog entitled to vote generally in the election of directors, (y) with certain exceptions set forth in the 2006 Plan, the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving Analog or a sale or other disposition of all or substantially all of Analog’s assets or (z) the liquidation or dissolution of Analog.

Under the 2006 Plan, if a reorganization event occurs, our Board is required to provide that all the outstanding options are assumed (as provided in the 2006 Plan) or equivalent options substituted, by the acquiring or succeeding entity. If those options are assumed or replaced with substituted options, they would continue to vest in accordance with their original vesting schedules. The 2006 Plan provides that the repurchase and other rights of Analog under each outstanding restricted stock award and restricted stock unit award will inure to the benefit of Analog’s successor and will apply to the cash, securities or other property which Analog’s common stock was converted into or exchanged for pursuant to such reorganization event in the same manner as they applied to the original restricted stock award or restricted stock unit award.

If the acquiring company does not assume such outstanding options under the 2006 Plan, or in the event of a dissolution or liquidation of Analog, upon written notice, our Board will provide that all unexercised options will become exercisable in full and will terminate immediately prior to the consummation of such reorganization event unless exercised within a specified period following the date of such notice. However, in the event of a reorganization event under which our common stock holders will receive a cash payment for each share surrendered in the reorganization event, our Board may instead provide that all outstanding options shall terminate immediately prior to the consummation of such reorganization event and that each participant shall receive a cash payment equal to the amount (if any) by which the cash payment for each share multiplied by the number of shares of common stock subject to such outstanding options exceeds the aggregate exercise price of such options.

If the reorganization event also constitutes a change in control, or if there is a change in control event that does not constitute a reorganization event, except to the extent provided otherwise in an agreement with the optionee, one-half of the shares of common stock subject to the unvested options will become immediately exercisable and the remaining one-half of the unvested options will continue to vest in accordance with the original vesting schedules of such options. In addition, any remaining unvested options will become exercisable in full if, on or prior to the first anniversary of the change in control, the optionee’s employment with Analog is terminated without “cause” or for “good reason” (as those terms are defined in the 2006 Plan). Except to the extent provided otherwise in the instrument evidencing the restricted stock award or an agreement between the participant and Analog, one-half of the shares of restricted stock will become immediately free from conditions or restrictions and the remaining one-half of the number of shares or units will continue to become free from conditions or restrictions in accordance with the original vesting schedule. Any remaining restricted shares or units will become free from condition or restriction if, on or prior to the first anniversary of the change in control, the participant’s employment with Analog (or its successor) is terminated without “cause” or for “good reason” (as those terms are defined in the 2006 Plan).

Our Board may specify in an award at the time of the grant the effect of a reorganization event and change in control event on any SAR or other stock unit award. Our Board may at any time provide that any award will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part.

Substitute Option Awards under the 2006 Plan.  In connection with a merger or consolidation of or by Analog of property or stock, our Board may grant awards in substitution for any options or other stock or stock-based awards granted by such entity or its affiliates. Substitute awards may be granted on such terms as our Board deems appropriate in the circumstances, notwithstanding any limitations on awards contained in the 2006 Plan. Substitute options will not count against the 2006 Plan’s overall share limit, except as may be required by the Code.

Provisions for Foreign Participants under the 2006 Plan.  Our Board may modify awards granted to participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the 2006 Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

Amendment or Termination of the 2006 Plan.  Except with respect to repricing outstanding options or SARs, our Board may amend, modify or terminate any outstanding award provided that the participant’s consent to such action will be required unless our Board determines that the action, taking into account any related action, would not materially and adversely affect the participant.

No award may be made under the 2006 Plan after the tenth anniversary of the effective date of the 2006 Plan but awards previously granted may extend beyond that date. Our Board may at any time amend, suspend or terminate the 2006 Plan, without the approval of our shareholders, except as limited by the applicable rules of the NYSE, and by Section 162(m) and 422 of the Internal Revenue Code. In addition, in the event the NYSE amends its corporate governance rules to no longer require shareholder approval of material revisions to equity compensation plans, then, from and after the effective date of such amendment to the NYSE rules, no amendment to the 2006 Plan that would (a) materially increase the number of shares authorized under the 2006 Plan (other than share increases resulting from adjustments for changes in our common stock and certain other events as provided in the 2006 Plan), (b) expand the types of awards that may be granted under the 2006 Plan or (c) materially expand the class of participants eligible to participate in the 2006 Plan will be effective unless shareholder approval is obtained.

United States Federal Income Tax Consequences of Grants under 2006 Plan

The following summarizes the United States federal income tax consequences that generally will arise with respect to awards granted under the 2006 Plan. This summary is based on the federal tax laws in effect as of the date of this Offer to Exchange. In addition, this summary assumes that all awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. The plan provides that no award will provide for deferral of compensation that does not comply with Section 409A of the Code, unless our Board, at the time of grant, specifically provides that the award is not intended to comply with Section 409A. Changes to these laws could alter the tax consequences described below.

Non-statutory Stock Options.  A participant will not have income upon the grant of a non-statutory stock option. A participant will have compensation income upon the exercise of a non-statutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Tax Consequences to Us.  There will be no tax consequences to us except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

Section 9.  Information About Us; Financial Information

Information About Us.  Analog Devices is a world leader in the design, manufacture and marketing of high-performance analog, mixed-signal and digital signal processing integrated circuits used in industrial, communication, computer and consumer applications. Since our inception in 1965, we have focused on solving the engineering challenges associated with signal processing in electronic equipment. Our signal processing products translate real-world phenomena such as light, sound, temperature, motion and pressure into electrical signals to be used in a wide array of electronic equipment. Used by over 60,000 customers worldwide, our products are embedded inside many types of electronic equipment including industrial process controls, factory automation systems, defense electronics, portable wireless communications devices, cellular basestations, central office networking equipment, computers, automobiles, medical imaging equipment, digital cameras and digital televisions. Signal processing technology is a critical element of high-speed communications, digital entertainment, and other consumer, computer and industrial applications. As new generations of digital applications evolve, they generate new needs for high-performance analog signal processing and digital signal processing, or DSP, technology. We produce a wide range of products that are designed to meet the signal processing technology needs of a broad base of customers.

Financial Information.  The financial information, including the financial statements and related notes, included in Item 8, “Financial Statements and Supplementary Data” to our Annual Report on Form 10-K for the fiscal year ended November 1, 2008 and in Part I. Financial Information in our Quarterly Report on Form 10-Q for the quarter ended August 1, 2009, are incorporated herein by reference. A summary of certain financial information contained in these reports is attached to this Offer to Exchange as Schedule A which is incorporated herein by reference. Our interim results are not necessarily indicative of results for the full fiscal year, and our historical results are not necessarily indicative of the results to be expected in any future period. See Section 16, Additional Information, for instructions on how you can obtain copies of our SEC filings, including filings that contain our financial statements.

Ratio of Earnings to Fixed Charges

	Nine Months Ended		Fiscal Year Ended
	August 1,	August 2,	November 1,	November 3,
	2009	2008	2008	2007

Consolidated Ratios of Earnings to Fixed Charges(1)	77.2	419.8	416.1	362.2

(1)	For purposes of computing the ratio of earnings to fixed charges, earnings consist of income before income taxes plus amortization of capitalized interest and fixed charges. Fixed charges consist of interest expense (including an estimate of interest within rent expense).

Book Value Per Share.  Our book value per share as of our most recent balance sheet dated August 1, 2009 was $8.43.

Additional Information.  For more information about us, we recommend that you review the materials that we have filed with the SEC before making a decision on whether or not to surrender your eligible stock options for exchange. We will also provide without charge to you, upon request, a copy of any or all of the documents to which we have referred you. See Section 16, Additional Information, for more information regarding reports we have filed with the SEC and how to obtain copies of or otherwise review such reports.

Section 10.  Interests of Directors and Executive Officers; Transactions and Arrangements Concerning Our Securities

Information about the interests of our Board of Directors and executive officers is included in Schedule B attached to this Offer to Exchange which is incorporated herein by reference.

Section 11.  Status of Eligible Stock Options Acquired by Us in the Exchange Offer; Accounting Consequences of the Exchange Offer

Eligible stock options that we accept for exchange pursuant to the Exchange Offer will be cancelled as of the date the new options are granted, and the shares underlying those options that are not exchanged for new options in the Exchange Offer will not be available for re-issuance under our 2006 Plan or any of our other equity plans. The pool of shares available for the grant of future awards under the 2006 Plan will not be increased by the Exchange Offer.

Under Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment,” the exchange of options in the Exchange Offer is treated as a modification of the existing stock options for accounting purposes. Accordingly, any unrecognized compensation expense from the surrendered stock options will be recognized over the original service period of the surrendered option. Incremental compensation cost, if any, associated with the new stock options under the Option Exchange will be recognized over the service period of the new awards. Compensation cost previously recognized for stock options that are ultimately forfeited due to employees not meeting the applicable service requirements will be reversed. The incremental compensation cost will be measured as the excess, if any, of the fair value of each new stock option grant granted to employees in exchange for surrendered eligible stock options, measured as of the date the new stock options are granted, over the fair value of the surrendered eligible stock options in exchange for the new stock option grants, measured immediately prior to the cancellation. Because the exchange ratios were calculated to result in the fair value of surrendered eligible stock options being approximately equal to the expected fair value of the new stock options replacing them and to keep the exchange program as cost neutral to the Company as possible, we do not expect to recognize any significant incremental compensation expense for financial reporting purposes as a result of the Exchange Offer. In the event that any of the new stock options are forfeited prior to their vesting due to termination of service, the incremental compensation cost for the forfeited new stock options will not be recognized; however, we will recognize any unamortized compensation expense from the surrendered eligible stock options that would have been recognized under the original vesting schedule.

Since these factors cannot be predicted with any certainty at this time and will not be known until the expiration of the Exchange Offer, we cannot predict the exact amount of any incremental compensation expense that may result from the Exchange Offer.

Section 12.  Legal Matters; Regulatory Approvals

We are not aware of any material pending or threatened legal actions or proceedings relating to the Exchange Offer. We are not aware of any margin requirements or antitrust laws applicable to the Exchange Offer. We are not aware of any license or regulatory permit that appears to be material to our business that might be adversely affected by our exchange of eligible stock options and issuance of new stock options as contemplated by the Exchange Offer, or of any approval or other action by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, that would be required for the acquisition or ownership of our new stock options as contemplated in the Exchange Offer. Should any such approval or other action be required, we presently contemplate that we will use commercially reasonable efforts to seek the required approval or take other required action. We cannot assure you that any approval or other action, if needed, would be obtained or would be obtained without substantial conditions or that the failure to obtain any approval or other action might not result in adverse consequences to our business. Our obligation under the Exchange Offer to accept surrendered eligible stock options for exchange and to issue new stock options would be subject to obtaining any such governmental approval.

Section 13.  Material U.S. Federal Income Tax Consequences

U.S. Federal Income Tax Consequences.  The following is a general summary of the material U.S. federal income tax consequences of participating in the Exchange Offer to Analog and to eligible employees who are U.S. citizens or residents for U.S. federal income tax purposes. The following summary does not address the consequences of any state, local or foreign tax laws.

The exchange of eligible stock options for new stock options pursuant to the Exchange Offer should be treated as a nontaxable exchange for U.S. federal income tax purposes and neither we nor any of our eligible employees should recognize any income for U.S. federal income tax purposes upon the surrender of eligible stock options and the grant of new stock options pursuant to the Exchange Offer. However, the Internal Revenue Service is not precluded from adopting a contrary position. In addition, the participating employees who receive cash under the Exchange Offer will recognize ordinary income equal to the amount of cash received.

All new stock options granted pursuant to the Exchange Offer will be nonqualified stock options. Upon exercise of the new stock options, you will recognize compensation taxable as ordinary income equal to the excess, if any, of the fair market value of the purchased shares on the exercise date over the exercise price paid for those shares. Upon disposition of the stock, you generally will recognize capital gain or loss (which will be long- or short-term depending on whether the stock was held for more than 12 months) equal to the difference between (a) the selling price and (b) the sum of the amount paid for the stock, plus any amount recognized as compensation income upon exercise. The holding period for the shares acquired upon exercise of a nonqualified stock option will begin on the day after the date of exercise.

The new stock options generally will have no U.S. federal income tax consequences to us. However, we generally will be entitled to a business expense deduction upon the exercise of a new stock option in an amount equal to the amount of ordinary compensation income attributable to an eligible employee upon exercise, subject to the limitations imposed by the Internal Revenue Code. We have designed the Exchange Offer in a manner intended to comply with Internal Revenue Code Section 409A.

We will withhold all required local, state, federal, foreign and other taxes and any other amount required to be withheld by any governmental authority or law with respect to ordinary compensation income recognized in connection with the exercise of a nonqualified stock option by an eligible employee who has been employed by us. We will require any such eligible employee to make arrangements to satisfy this withholding obligation prior to the delivery or transfer of any shares of our common stock.

The tax consequences for participating non-U.S. eligible employees may differ from the U.S. federal income tax consequences summarized above. The attached Schedules contain brief discussions of the tax and other consequences and other issues applicable in the foreign countries in which the non-U.S. eligible employees reside.

WE ENCOURAGE ALL ELIGIBLE EMPLOYEES WHO ARE CONSIDERING EXCHANGING THEIR ELIGIBLE STOCK OPTIONS TO CONSULT WITH THEIR OWN TAX ADVISORS WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PARTICIPATING IN THE EXCHANGE OFFER.

CIRCULAR 230 DISCLAIMER.  The following disclaimer is provided in accordance with Treasury Department Circular 230. You are hereby notified that (a) the summary above is not intended or written to be used, and cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer under the Internal Revenue Code, (b) the summary above was written to support the promotion or marketing (within the meaning of Circular 230) of the transaction(s) or matter(s) addressed by this communication, and (c) each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor.

Section 14.  Extension of the Exchange Offer; Termination; Amendment

We may, from time to time, extend the period of time during which the Exchange Offer is open and delay accepting any eligible stock options surrendered to us by disseminating notice of the extension to eligible employees by written notice or public announcement, as otherwise as permitted by Rule 13e-4(e)(3) under the Exchange Act. If the Exchange Offer is extended, we will provide appropriate notice of the extension and the new expiration date no later than 9:00 a.m., New York City time, on the next business day following the previously scheduled expiration date of the Exchange Offer, and the cancellation and new stock option grant date will be similarly extended. For purposes of the Exchange Offer, a business day means any day other than a Saturday, Sunday or U.S. federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight New York City time.

We also expressly reserve the right, in our reasonable judgment, prior to the expiration of the Exchange Offer, to terminate or amend the Exchange Offer upon the occurrence of any of the conditions specified in Section 6, Conditions of the Exchange Offer, by giving written notice of the termination or amendment to eligible employees, by making a public announcement or as otherwise as permitted by applicable law.

Subject to compliance with applicable law, we further reserve the right, in our discretion, and regardless of whether any event set forth in Section 6, Conditions of the Exchange Offer, has occurred or is deemed by us to have occurred, to amend the Exchange Offer in any respect prior to the expiration date of the Exchange Offer. Any notice of such amendment required pursuant to the Exchange Offer or applicable law will be disseminated promptly to eligible employees in a manner reasonably designed to inform eligible employees of such change and will be filed with the SEC as an amendment to the Schedule TO.

If we materially change the terms of the Exchange Offer or the information concerning the Exchange Offer, or if we waive a material condition of the Exchange Offer, we will extend the Exchange Offer to the extent required by Rules 13e-4(d)(2) and 13e-4(e)(3) under the Exchange Act. Under these rules, the minimum period during which a tender or exchange offer must remain open following material changes in the terms of or information concerning an exchange offer, other than a change in price or a change in percentage of securities sought, will depend on the facts and circumstances, including the relative materiality of the changed terms or information.

In addition, if we decide to take any of the following actions, we will publish notice or otherwise inform you in writing of such action and, if the Exchange Offer is scheduled to expire within ten business days from the date we notify you, keep the Exchange Offer open for at least ten business days after the date of such notification: (a) we increase or decrease the amount of consideration offered for the eligible stock options; or (b) we increase or decrease the number of eligible stock options that may be surrendered in the Exchange Offer.

Section 15.  Fees and Expenses

We will not pay any fees or commissions to any broker, dealer or other person for soliciting the surrender of eligible stock options pursuant to the Exchange Offer. You will be responsible for any expenses incurred by you in connection with your election to participate in the Exchange Offer, as well as any expenses associated with any tax, legal or other advisor consulted or retained by you in connection with the Exchange Offer.

Section 16.  Additional Information

We have filed with the SEC a Schedule TO with respect to the Exchange Offer. This Offer to Exchange does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. We recommend that you review the Schedule TO, including its exhibits, and the following materials that we have filed with (or in some cases furnished to) the SEC before making a decision on whether to surrender your eligible stock options for exchange:

(a) our annual report on Form 10-K for our fiscal year ended November 1, 2008, filed with the SEC on November 25, 2008;

(b) our quarterly report on Form 10-Q for the quarterly periods ended January 31, 2009, May 2, 2009, and August 1, 2009;

(c) our definitive proxy statements for our 2009 annual meeting of shareholders, filed with the SEC on February 4, 2009 and for our special meeting of shareholders, filed with the SEC on June 18, 2009;

(d) the information contained in our current reports on Form 8-K filed with the SEC; and

(e) the description of our common stock included in our Registration Statement on Form 8-A, filed with the SEC on March 19, 1998 under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

The SEC file number for our current and periodic reports is 001-7819. These filings, our other annual, quarterly and current reports, our proxy statements and our other SEC filings are available to the public on the SEC’s website at www.sec.gov or on our Investor Relations website at investor.analog.com. These filings may also be examined, and copies may be obtained, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

We also provide without charge to each person to whom a copy of this document is delivered, upon request of any such person, a copy of any or all of the documents to which we have referred you, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to:

Analog Devices, Inc.
One Technology Way
Norwood, MA 02062
Phone: (781) 461-3282
Attention: Investor Relations
Email: investor.relations@analog.com

The information relating to Analog in this document should be read together with the information contained in the documents to which we have referred you.

Section 17.   Miscellaneous

This Offer to Exchange and our SEC reports referred to above include forward-looking statements. These forward-looking statements involve risks and uncertainties, including those described in our Quarterly Report on

Form 10-Q for the fiscal quarter ended August 1, 2009, that could cause actual results to differ materially from those expressed in the forward-looking statements. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. While we believe our plans, intentions and expectations reflected in these forward-looking statements were reasonable when made, these plans, intentions or expectations may not be achieved. WE ENCOURAGE YOU TO REVIEW THE RISK FACTORS CONTAINED IN OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED NOVEMBER 1, 2008 AND OUR QUARTERLY REPORT ON FORM 10-Q FOR OUR RECENT FISCAL QUARTERS BEFORE YOU DECIDE WHETHER TO PARTICIPATE IN THE EXCHANGE OFFER.

WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY REPRESENTATION ON OUR BEHALF AS TO WHETHER YOU SHOULD EXCHANGE YOUR ELIGIBLE STOCK OPTIONS IN THE EXCHANGE OFFER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR IN DOCUMENTS TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS OFFER TO EXCHANGE OR IN THE RELATED DOCUMENTS. IF ANYONE MAKES ANY RECOMMENDATION OR REPRESENTATION TO YOU OR GIVES YOU ANY OTHER INFORMATION, YOU SHOULD NOT RELY ON THAT RECOMMENDATION, REPRESENTATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY US.

Analog Devices, Inc.
August 28, 2009

SCHEDULE A

SUMMARY FINANCIAL INFORMATION OF ANALOG DEVICES, INC.

We have presented below a summary of our consolidated financial data. The following summary consolidated financial data should be read in conjunction with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the notes thereto included in our Annual Report on Form 10-K for the fiscal year ended November 1, 2008 and with “Part I. Financial Information” of our Quarterly Report on Form 10-Q for the fiscal quarter ended August 1, 2009, both of which are incorporated herein by reference. The selected consolidated statements of operations data for the fiscal years ended November 1, 2008 and November 3, 2007 and the selected consolidated balance sheet data as of November 1, 2008 and November 3, 2007 are derived from our audited consolidated financial statements that are included in our Annual Report on Form 10-K for the fiscal year ended November 1, 2008. The selected consolidated statements of operations data for the fiscal quarter ended August 1, 2009 and the selected consolidated balance sheet data as of August 1, 2009 are derived from our unaudited condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the fiscal quarter ended August 1, 2009. Our interim results are not necessarily indicative of results for the full fiscal year, and our historical results are not necessarily indicative of the results to be expected in any future period.

Consolidated Statements of Income

			Three Months Ended
	2008	2007	August 1, 2009
	(Thousands except per share amounts)

Statement of Operations data:
Total revenue from continuing operations	$2,582,931	$2,464,721	$491,991
Income from continuing operations, net of tax	525,177	502,123	65,460
Total income (loss) from discontinued operations, net of tax	261,107	(5,216)	—
Net income	786,284	496,907	65,460
Income per share from continuing operations, net of tax:
Basic	1.79	1.55	0.22
Diluted	1.77	1.51	0.22
Net income per share
Basic	2.69	1.54	0.22
Diluted	2.65	1.50	0.22
Cash dividends declared per common share	0.76	0.70	0.20

Consolidated Balance Sheets

	2008	2007	August 1, 2009
	(In thousands)

Total current assets	$2,089,577	$1,978,852	$2,359,633
Total assets	$3,090,992	$2,970,942	$3,280,151
Total current liabilities	$569,058	$548,051	$353,926
Total liabilities	$670,729	$633,808	$821,786
Total shareholder’s equity	$2,420,263	$2,337,134	$2,458,365

A-1

SCHEDULE B

INTERESTS OF DIRECTORS AND OFFICERS

The members of our Board of Directors and our executive officers, and their respective positions and offices as of August 28, 2009, are set forth in the following table. The address of each of the persons set forth below is One Technology Way, Norwood, Massachusetts.

Name	Age	Position and Offices Held

Ray Stata	74	Chairman of the Board
Jerald G. Fishman	63	President, Chief Executive Officer and Director
Samuel H. Fuller	63	Vice President, Research and Development and Chief Technology Officer
Robert R. Marshall	55	Vice President, Worldwide Manufacturing
William Matson	50	Vice President, Human Resources
Robert McAdam	58	Vice President, Analog Semiconductor Components
David A. Zinsner	40	Vice President, Finance and Chief Financial Officer
Vincent Roche	49	Vice President, Worldwide Sales
Seamus Brennan	57	Vice President, Corporate Controller and Chief Accounting Officer
Margaret K. Seif	48	Vice President, General Counsel and Secretary
James A. Champy	67	Director
John L. Doyle	77	Director
John C. Hodgson	65	Director
Yves-Andre Istel	73	Director
Neil Novich	55	Director
F. Grant Saviers	65	Director
Paul J. Severino	62	Director
Kenton J. Sicchitano	65	Director

As of August 1, 2009, our current executive officers and members of our Board of Directors as a group beneficially owned options to purchase an aggregate of 12,647,267 shares of our common stock under our equity plans, which represented approximately 4.2% of the shares of common stock subject to all options outstanding under our plans as of that date plus any shares acquirable (including stock options exercisable) by the group within 60 days of August 1, 2009. Our named executive officers (who are our president and chief executive officer, our former chief financial officer and our three other highest paid executive officers, which group consists of Jerald G. Fishman, Joseph E. McDonough, Robert R. Marshall, Robert McAdam and Vincent Roche) and members of our Board of Directors are not eligible to participate in the Exchange Offer. Our remaining officers who hold eligible options are eligible to participate in the exchange offer and may decide to do so.

B-1

The following table shows the holdings of options to purchase our common stock as of August 1, 2009 by each director and each executive officer of Analog.

Directors and Executive Officers	Outstanding Options	Options Eligible for Exchange

Ray Stata	788,913	0
Jerald G. Fishman	3,293,964	0
Samuel H. Fuller	360,431	215,431
Robert R. Marshall	642,527	0
William Matson	170,000	40,000
Robert McAdam	712,423	0
David A. Zinsner	160,000	0
Vincent Roche	651,723	0
Seamus Brennan	188,319	105,319
Margaret K. Seif	155,000	50,000
James A. Champy	109,334	0
John L. Doyle	182,300	0
John C. Hodgson	66,750	0
Yves-Andre Istel	31,150	0
Neil Novich	24,303	0
F. Grant Saviers	182,300	0
Paul J. Severino	60,000	0
Kenton J. Sicchitano	113,000	0

Except as otherwise described in the Exchange Offer or in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended November 1, 2008, and other than outstanding stock options and other stock awards granted from time to time to our executive officers and directors under our equity incentive plans, neither we nor, to the best of our knowledge, any of our executive officers or directors is a party to any agreement, arrangement or understanding with respect to any of our securities, including, but not limited to, any agreement, arrangement or understanding concerning the transfer or the voting of any of our securities, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies, consents or authorizations.

In addition, neither we nor, to the best of our knowledge, any of our executive officers or directors or any affiliates of ours were engaged in transactions involving stock options or our common stock during the 60 days before the commencement of the Exchange Offer.

B-2

SCHEDULE C — AA GUIDES TO ISSUES FOR NON-U.S. ELIGIBLE EMPLOYEES

C.	Australia
D.	Austria
E.	Belgium
F.	Canada
G.	China
H.	Denmark
I.	Finland
J.	France
K.	Germany
L.	Hong Kong
M.	India
N.	Ireland
O.	Israel
P.	Italy
Q.	Japan
R.	Malaysia
S.	South Korea
T.	Netherlands, including tax ruling acceptance agreement
U.	Philippines
V.	Singapore
W.	Slovakia
X.	Spain
Y.	Sweden
Z.	Taiwan
AA.	United Kingdom

1

SCHEDULE C

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

AUSTRALIA

The following is a general summary of the material tax consequences of accepting the Exchange Offer for eligible employees subject to tax in Australia. This summary is based on the laws in effect in Australia as of July 15, 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retrospective basis. As a result, the information contained in this summary may be out of date at the time the new stock options are granted, you exercise the new stock options or you sell shares acquired at exercise of the new stock options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. Further, if you have been a resident in different countries at any point since the grant of your eligible options or if you have become resident in different countries between the grant and vesting of the new stock options, the tax information in this document may apply differently to you. Therefore, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in Australia apply to your specific situation.

IMPORTANT NOTE ON AUSTRALIAN BUDGET:  In the Australian Budget for 2009-2010, the Australian Government proposed introducing a new tax regime under which all shares and rights granted under employee share schemes would be subject to tax in the income year that they were granted. A final Policy Statement was released on 1 July 2009 which, if enacted, may significantly change the tax treatment of the new stock options that may be granted to you if you participate in the Exchange Offer, as further described below. It is not yet certain whether the Policy Statement will be enacted or whether it will be amended while under review by the Australian Parliament. Accordingly, the tax treatment of the new stock options that may be granted to you if you participate in the Exchange Offer is uncertain and, in deciding whether to participate, you are strongly advised to seek appropriate professional advice as to how the proposed measures will affect you.

Tax Information

Option-for-Option Exchange

Your acceptance of this offer to exchange eligible options for the new stock options may give rise to taxation. The exchange may be treated as a disposal of your eligible options in exchange for the right to receive the new options. Therefore, there may be tax implications for you in relation to both of the following: (1) the “cancellation” of the eligible options; and (2) the grant of the right to receive the new stock options.

The amount and characterization of taxable income will depend on whether you made an election to be taxed in the income year of the grant of the eligible options (a “Tax Election”). The tax treatment of the disposal of the eligible options will also depend on whether the disposal is considered a non-arm’s length transaction (as assumed below) or not. If, however, the Australian taxation authorities take the view that the disposal is an arm’s length transaction, the tax treatment of the disposal of the eligible options may be different than described below. Please seek appropriate advice as to the Australian tax consequences in such circumstances.

If you did not make a Tax Election on your eligible options

If you did not make a Tax Election, you may be subject to tax on the market value (as defined under Australian tax law) of the eligible options on the cancellation date (i.e., the date on which your eligible options are exchanged) less any consideration paid or given to acquire the right (if any). The “market value” of your options is the greater of

(i) the market value of the shares1 underlying the eligible options less the exercise price, and (ii) the value of the eligible options determined in accordance with a statutory formula.

Because the exercise price of the eligible options will exceed the market value of the underlying shares as of the cancellation date, the market value of the eligible options will be determined in accordance with a statutory formula. The market value under the formula is based on the market value of the underlying shares, the exercise price of the eligible options and the remaining exercise period. In accordance with the statutory formula, the market value of the eligible options will be nil where the market value of the underlying shares on the cancellation date is less than 50% of the exercise price of the eligible options.

If you made a Tax Election on your eligible options

If you made a Tax Election to be taxed on grant and your eligible options are cancelled , you may be subject to capital gains tax. Your capital gain will be calculated as the difference between the market value of the eligible options at the time of the cancellation and the market value of the eligible options at the time of the grant (as defined under Australian tax law). If at the time of the cancellation of the eligible options you have held the eligible options for at least one year prior to the cancellation date, you will be subject to capital gains tax only on 50% of your capital gain. If you have not held the eligible options for at least one year, you will be subject to capital gains tax on the entire capital gain.

If the market value of the eligible options at the time of cancellation is less than the market value of the eligible options at the time of grant, you will be entitled to claim a capital loss in this amount. Capital losses are available to offset current year or future year capital gains. A capital loss cannot be used to offset other income (including salary and wages income).

Option-for-Cash Exchange

If your eligible options are exchangeable for a new stock option for fewer than 100 shares of Analog’s stock then as provided under the terms of the Option Exchange, you will receive a cash payment instead of a new stock option. To the extent to which the cash payment received is not consideration for the cancellation of the eligible options, it may be treated as salary and wages and you will be subject to income tax and Medicare Levy (and in some cases an additional surcharge).

Important Information on Proposed Changes to Taxation of Employee Share Schemes in Australia

On May 12, 2009, in the Budget for 2009-2010 the Australian Government proposed introducing a new tax regime under which all shares or rights (which would include restricted stock units) provided under an employee share scheme would be subject to tax in the income year that they are acquired.

On June 5, 2009, the Australian Government issued a consultation paper and a draft bill which provides further guidance and detail on its May 12, 2009 Budget proposal. On July 1, 2009, the Government released its Policy Statement which is a product of the consultation process. The proposed changes to the employee share scheme rules contained in the Policy Statement are to apply to shares or rights acquired under an employee share scheme on or after 1 July 2009.

1 Pursuant to Australian tax law, the market value of shares on a particular day is determined, as follows:
     (a) if there is at least one transaction on the stock market in the shares in the seven calendar day period up to and including that day — the weighted average of prices at which the shares were traded on the stock market during the seven calendar day period up to and including that day; or
     (b) if there were no transactions on the stock market during that seven calendar day period in the shares:
          (i) the last price at which an offer was made on the stock market in that period to buy the shares; or
     (ii) if no such offer was made — the value of the share that would be determined for an unlisted share (i.e., a valuation by a qualified person or as approved by the Commissioner of Taxation).

If the Policy Statement is enacted as currently drafted, with respect to the new options granted on or after 1 July 2009, employees will most likely be subject to tax in the income year in which:

•	they are no longer at a real risk of losing their rights that may be acquired under the Plan; and

•	no restriction (present at acquisition) prevents the employer from disposing of their right to shares or exercising their right (this is assuming that the underlying shares acquired by the employee on exercising their right is not subject to restrictions on disposal).

Specifically, in relation to the new stock options, employees will most likely be subject to tax in the income year when their options vest. The taxable amount in these circumstances is not clarified in the Government’s Policy Statement. Further, if the Policy Statement is enacted into law, the employer will report the taxable income employees derive from participation in the Plan to the Australian Taxation Office at certain times and may also be required to withhold tax. Also, it is noted that the Policy Statement proposes to make changes to the circumstances in which a refund of tax is available where your rights or shares are forfeited.

Notwithstanding the foregoing, please note that due to the absence of enacting legislation and the possibility of further amendments to the Government’s proposals as reflected in the Policy Statement, the tax treatment of your new stock options granted under the Plan on or after July 1, 2009 and the sale of the underlying shares is not entirely certain at this time. Thus, employees are strongly advised to seek appropriate professional advice as to how the proposed measures affect them. The summary below is based on current law (and is subject to amendment if and when the Australian Parliament enacts legislation to adopt the Government’s Policy Statement).

Grant of New Stock Options

For Australian tax purposes under current law, the acquisition of the new stock options will constitute the acquisition of a qualifying right under an employee share option scheme. You will be subject to tax as a result of the grant of the new stock options, but the tax consequences depend on whether you made a Tax Election to be taxed in the income year of the grant of the new options.

If you make a Tax Election to be taxed at grant on your new stock options

Under current law, if you make a Tax Election to be taxed at grant, you must include an amount in your assessable income in the income year (i.e., the financial year ending 30 June) in which your eligible options are cancelled (i.e., when the new options are granted). The amount included in your assessable income will be the market value of the new stock options at the time of grant less any consideration paid for the acquisition of the new stock options (which would include the market value of the eligible options as of the cancellation date, calculated as discussed above). Also, please note that if you make a Tax Election, it will cover each right, option, share, qualifying right and qualifying share (as defined under Australian tax law) in the Company that you acquire pursuant to an employee share plan during the income year.

Note, also, that if a Tax Election is made, it must be made in your income tax return for the year in which you are granted the new stock options. (The Commissioner of Taxation may, in limited circumstances, allow a Tax Election to be made at a later time. Furthermore, if the total taxable amount of the new stock options (as determined above) in the income year is $1,000 or less and you satisfy certain conditions, you will be deemed to have made the Tax Election).

If you make a Tax Election and you are taxed at grant but your new stock options are later lost (e.g., your new options are forfeited) before vesting, you will be deemed to have never acquired the new stock options. Accordingly, you may amend your income tax return for the year of grant and obtain a refund of the tax paid.

If you did not make a Tax Election on your new stock options

Under current law, if you do not make a Tax Election to be taxed at grant, you will be required to include an amount in your assessable income in the income year in which the earliest “cessation time” occurs (in addition to income taxes, this amount is subject to Medicare Levy).

Your “cessation time” is the earliest of the following:

(i) when you dispose of the new stock options (other than by exercising them or through a takeover or restructuring that qualifies for rollover relief);

(ii) when your employment with Analog ceases, unless the termination occurs because the Group is the subject of a qualifying takeover or restructure (the “Group” consists of Analog and its subsidiaries);

(iii) when the new stock options are exercised (assuming the absence of disposal restrictions or forfeiture clauses in respect of the shares);

(iv) where the shares acquired are subject to disposal restrictions and forfeiture conditions, when the last restriction and condition ceases to have effect;

(v) where there has been a qualifying takeover or restructuring, the time when you dispose of the shares which have been treated as a continuation of your shares you acquired on exercises of your new options; and

(vi) 10 years after the grant of the new option.

Assessable amount at cessation time

The amount which you must include in your assessable income for the income year in which the cessation time occurs in relation to the new options will be:

(i) if you dispose of the new stock options or the acquired shares in an arm’s length transaction at the cessation time or within 30 days after the cessation time — the amount or value of any consideration received for the disposal of your new stock options (or the shares acquired upon exercise of your new stock options) less the exercise price (if the new options have been exercised) and the amount or value of any consideration paid or given by you to acquire the new options2; or

(ii) in any other case — the market value of the new stock option (or the shares acquired as a result of exercising the new option) at the cessation time less the consideration paid or given to acquire the new stock option3 (reduced by the exercise price of the new stock option, if the new stock option has been exercised).

If you lose the benefit of the new stock option before you are able to exercise the new stock option (e.g., you cease working for Analog before you exercise the new stock option), you may be treated as having never acquired the new stock option. In that case, no amount needs to be included in your assessable income in relation to the acquisition of the new stock option. If necessary, you may amend your tax return to exclude an amount previously included in your assessable income in relation to the acquisition of the new stock option.

Exercise of New Stock Options

Under current law, when you exercise the new stock options, you may be subject to income tax as described above depending on whether you made a Tax Election to pay tax upon the receipt of the new stock options.

Sale of Shares

Under current law, when you sell or otherwise dispose of the shares acquired at exercise of the new stock options, you will be subject to capital gains tax unless you dispose of the shares in an arm’s length transaction at the cessation time or within 30 days of the relevant cessation time and you did not make a Tax Election (in which case your tax treatment will be limited to the income tax consequences described above under the heading “Assessable amount at cessation time”).

2 Please note that the consideration paid to acquire the new stock options includes the market value of the eligible options as of the cancellation date.
3 Ibid.

The assessable capital gain will be:

(i) where you have held the shares for less than one year — the difference between the sale price (where the disposal is an arm’s length transaction) or the market value (where the disposal is a non-arm’s length transaction) and the cost base of the shares; or

(ii) where you have held the shares for at least one year - one-half the difference between the sale price (where the disposal is an arm’s length transaction) or the market value (where the disposal is a non-arm’s length transaction) and the cost base in the shares (subject to you first applying any prior year or current year capital losses against the full capital gain).

If you made a Tax Election, your cost base in the shares will be the market value of the new stock options (as defined under Australian tax law) at the time of grant plus the exercise price.

If you did not make a Tax Election and the cessation time occurs before the new stock options are exercised, your cost base in the shares will be the market value of your new stock options (as defined under Australian tax law) at the time of the relevant cessation time plus the exercise price.

If you did not make a Tax Election and the cessation time occurs when the new stock options are exercised, your cost base in the shares will be the market value (as defined under Australian tax law) of the shares at the cessation time.

If you sell the shares in an arm’s length transaction at a sale price that is less than the cost base of the shares, then a capital loss equal to the difference will be available to offset same year or future year capital gains. A capital loss cannot be used to offset other income (including salary and wage income).

If the shares are sold in a non-arm’s length transaction, a capital loss will be available only where the market value of the shares is less than the cost base of the shares.

Withholding and Reporting

Under current law, your employer is not required to withhold or report income tax when the eligible options are cancelled, on the grant or exercise of your new stock options or the disposal of shares acquired upon exercise of your options. You are responsible for reporting and paying any tax resulting from the eligible options, the new stock options and/or shares. It is also your responsibility to report and pay any tax liability on any dividends and/or any taxable capital gains received.

To the extent to which the cash payment received where your eligible options are exchangeable for a new option for fewer than 100 shares of Analog stock is regarded as salary and wages, your employer will be required to withhold tax from the cash payment. You will be personally responsible for reporting the cash payment and tax withheld in your income tax return (if it is salary and wages) and paying any tax liability.

SCHEDULE D

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

AUSTRIA

The following is a general summary of the material tax consequences of accepting the Exchange Offer for eligible employees subject to tax in Austria. This summary is based on the laws in effect in Austria as of July 15, 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the new stock options are granted, you exercise the new stock options or you sell shares acquired at exercise of the new stock options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Austria apply to your specific situation.

Tax Information

Option-for-Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the new stock options.

Option-for-Cash Exchange

If your eligible stock options are exchangeable for a new stock option for fewer than 100 shares of Analog’s stock and, as provided under the terms of the Exchange Offer, you receive a cash payment instead of a new stock option, then the cash payment will constitute taxable income in the year of receipt and will be subject to social security contributions to the extent that you have not already exceeded your annual contribution ceiling.

Grant of New Stock Options

You will not be subject to tax when the new options are granted to you.

Exercise of New Stock Options

You will be subject to income tax when you exercise the new stock options on the difference (or “spread”) between the fair market value of the shares on the date of exercise and the exercise price. You will also be subject to social security contributions on the taxable amount at exercise to the extent that you have not already exceeded your annual contribution ceiling, and provided withholding is required.

Sale of Shares

When you sell the shares acquired at exercise, you will not be subject to capital gains tax, provided you have held the shares for a period exceeding one year (“speculative sale”) and that you have not held a stake in the Company of 1% or more at some point in a period five years back from the sale (“substantial holding”). If you are subject to capital gains tax, the taxable amount of capital gain will be the difference between the fair market value at exercise and the purchase price received. This income will be subject to your marginal income tax rate in case of a speculative sale and subject to tax at half of the average income tax rate in case of a substantial holding.

Withholding and Reporting

If withholding is required, your employer will withhold income tax on the taxable amount at exercise. Additionally, your employer will also withhold the respective social security contributions, provided you have not yet reached the annual contribution ceiling.

You are solely responsible for reporting any taxable capital gain received upon the sale of your shares to the tax authorities.

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SCHEDULE E

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

BELGIUM

The following is a general summary of the material income tax consequences of accepting the Exchange Offer for eligible employees subject to tax in Belgium. This summary is based on the interpretation of the laws in effect in Belgium as of July 15, 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the new stock options are granted, you exercise the new stock options or you sell shares acquired at exercise of the new stock options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Belgium apply to your specific situation.

Tax Information

Option-for-Option Exchange

The option exchange (i.e., the forfeiture of your eligible options) should not trigger a taxable event with respect to your eligible options. The option-for-option exchange does not entail a transfer of the eligible options for Belgian income tax purposes, but should be considered as a waiver, forfeiture and cancellation of the eligible options.

Option-for-Cash Exchange

If your eligible stock options are exchangeable for a new stock option for fewer than 100 shares of Analog’s stock and, as provided under the terms of the Exchange Offer, you receive a cash payment instead of a new stock option, the tax treatment of the cash payment in Belgium is uncertain. The tax treatment will depend on how you were taxed when you accepted the eligible options.

1. Eligible options accepted in writing within 60 days following the offer and taxed at grant on the basis of an advantageous valuation

If the eligible options were accepted in writing within 60 days following the grant, the eligible employee has been taxed in Belgium at the time of the grant of the eligible options. The taxable value was, as a general rule, equal to a percentage of the value of the underlying shares. This percentage was halved if certain conditions were met. One of the conditions for such advantageous valuation is that you cannot “transfer” the options.

It has in the past been decided that an option-for-cash exchange should be considered for Belgian tax purposes as a “transfer” of the eligible options, and thus as a violation of one of the conditions that needed to be fulfilled in order to benefit from the above mentioned advantageous percentages when calculating the amount of the taxable benefit in kind which was deemed granted at the time of the initial grant of the eligible options. This implies that upon an option-for-cash exchange, there should be a “doubling” of the initial tax that was due at the time of the acceptance of the eligible options.

If you have thus been taxed at the time of grant of the eligible options on the basis of the aforementioned advantageous valuation and you receive cash in exchange for the eligible options in the Exchange Offer, the tax you paid in respect of the eligible options at the time of the grant will be doubled (i.e., you will again be taxed on the amount on which you were taxed at the time of the grant of the eligible options).

2. Eligible options accepted in writing within 60 days following the offer and taxed at grant without advantageous valuation

If you have been taxed at the time of grant of the eligible options without benefiting from the advantageous valuation, the cash received in the Exchange Offer should not be taxable, although the outcome thereof remains somewhat uncertain.

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Grant of New Stock Options

The grant of new stock options will be considered as a new grant of options for Belgian tax purposes and will trigger a new taxable event. These new stock options will be taxable at grant if you accept the new offer in writing within 60 days following the offer.

If you accept the new stock options in writing within 60 days following the offer, the taxable amount is generally determined on a lump sum basis (i.e., as a percentage of the value of the shares underlying the option). The taxable amount will depend on the number of shares underlying the new stock options, the exercise period of the new stock options and the fair market value of the shares, among other factors.

Assuming that you sign an “undertaking” at the time of accepting the new stock options pursuant to which you commit (i) not to exercise the new stock options prior to the end of the third calendar year following the calendar year of the offer date (i.e., not before January 1, 2013), and (ii) not to transfer the new stock options (except in case of death), the taxable amount will be a smaller percentage of the value of the underlying shares on the offer date, plus the difference (if any) between the fair market value of the shares on the offer date and the exercise price of the new stock options.

However, if you do not sign the “undertaking” when accepting the new stock options, the taxable amount will be a greater percentage of the value of the underlying shares on the offer date, plus the difference between the fair market value of the shares on the offer date and the exercise price of the new stock options.

The value of the underlying share on the offer date of the new stock option is equal to, at the election of the Company, (i) the closing price of the share on the day preceding the offer date, or (ii) the average of the closing prices of the share during the 30 days preceding the offer date.

Exercise of New Stock Options

If you accept the offer of the new stock options in writing within 60 days following the offer, you will not be subject to any additional tax liability when you exercise the new stock options, provided (i) that you do not exercise the new stock options prior to the end of the third calendar year following the calendar year of the offer date, and (ii) that you do not transfer the new stock options (except in case of death) (i.e., you continue to comply with your undertaking).

If you were to exercise your new stock options prior to the end of the third calendar year following the calendar year of the offer date or if you would transfer the new stock options (except in case of death), you will be subject to additional tax liability.

Sale of Shares

When you sell the shares acquired at exercise, you should not be subject to capital gains tax.

Withholding and Reporting

If you are taxed at grant as a consequence of accepting the new stock options within the 60 days following the offer, your employer will report the taxable fringe benefit on your salary form 281.10. Moreover, your local employer will be obliged to impose a withholding tax if it intervenes in the grant of the new stock options. In any event, you are responsible for reporting the taxable amount on your annual income tax return for the year in which the 60th day following the offer of the new stock options occurred.

You are responsible for reporting any security or bank account held outside Belgium on your annual income tax return.

Social Security

If you accept the new stock options in writing within 60 days following the offer, the benefit derived from your new stock options will normally not be subject to social security contributions at grant unless (i) the exercise price of the new stock options is less than the fair market value of the shares on the offer date (i.e., if the options are “in the money” at the time of the offer) or (ii) the terms of the new stock options provide you with a certain benefit. In these cases, social security contributions will be due if the Company charges the costs related thereto to your local employer or if the grant of the new stock options is not made at the sole discretion of the Company.

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SCHEDULE F

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

CANADA

The following is a general summary of the material tax consequences of accepting the Exchange Offer for eligible employees subject to tax in Canada. This summary is based on the laws in effect in Canada as of July 15, 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and, occasionally, on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the new stock options are granted, you exercise the new stock options or you sell shares acquired at exercise of the new stock options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Canada apply to your specific situation.

Tax Information1

Option-for-Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the new stock options.

Option-for-Cash Exchange

If your eligible stock options are exchangeable for a new stock option for fewer than 100 shares of Analog’s stock and, as provided under the terms of the Exchange Offer, you receive a cash payment instead of a new stock option, you will be required to include the amount you receive in income in the year of receipt. You will be entitled to deduct one-half of that amount in computing your taxable income. Your employer will withhold tax on account of the Canada/Quebec Pension Plan and Employment Insurance, as required, on the taxable amount to the extent you have not already exceeded the applicable contribution ceiling.

Grant of New Stock Options

You will not be subject to tax when the new options are granted to you.

Exercise of New Stock Options

Subject to the deferral provisions discussed below, you will be subject to income tax when you exercise the new stock options on the difference (or “spread”) between the fair market value of the shares on the date of exercise and the exercise price. Only one-half of the spread is subject to tax (i.e., you can permanently exclude one-half of the spread from the taxable amount). You will be subject to tax on the remaining one-half of the spread.

In addition, you may defer taxation of the taxable portion of the spread arising upon exercise (i.e., the remaining one-half of the difference between the fair market value of the shares on the date of exercise and the exercise price) until the earliest of the time that you sell the shares purchased upon exercise, die or become a non-resident of Canada. To be eligible for this deferral, you must file an election with your employer by January 15 of the year following the year in which shares are purchased at exercise of the new stock options.

You can defer the tax on the spread at exercise only on the first C$100,000 worth of options that vest in any one year. For purposes of calculating this limit, the value of an option equals the fair market value of the shares subject to the option at the time the option was granted.

     1 Please note that this summary only addresses Canadian federal tax law. Please consult your personal tax advisor to determine the tax consequences of the offer under provincial tax laws.

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Regardless of whether the deferral applies, you will be subject to Canada/Quebec Pension Plan contributions on the taxable amount at exercise (i.e., one-half of the spread) to the extent that you have not already exceeded your annual contribution ceiling.

Sale of Shares

When you sell the shares acquired at exercise, you will be subject to tax on any capital gains you may realize. The taxable amount of capital gain will be one-half of the difference between the sale price and the adjusted cost basis of the shares (i.e., the fair market value of the shares on the date of exercise less any brokerage fees). In addition, any amount on which taxation was deferred at exercise will become taxable when the shares are sold. Income tax will be assessed on the taxable income.

If you own other shares of the Company, which you have acquired at the exercise of other options or outside of the 2006 Plan, your adjusted cost basis may be different than described above. In order to preserve the cost basis of shares sold in a cashless exercise, you must specifically identify any such shares in your annual tax return. Shares acquired upon the exercise of options for which a taxation deferral election has been filed will also retain their own, unique cost base. You are strongly advised to seek advice from a tax professional in any of these situations.

One-half of any loss arising on the sale of the shares (including any brokerage fees) may be deducted from any taxable capital gain for the year, the previous three taxation years or any subsequent year.

Withholding and Reporting

Your employer will report the spread recognized at exercise, any amount excluded under the one-half exemption rule and the value of any deferred stock option benefit to the Canada Revenue Agency (“CRA”). A copy of the T4 form containing this information will be delivered to you prior to the last day of February in the year following the year in which you exercise the new stock options.

Your employer will also withhold income tax on the taxable amount at the time of exercise. You must notify your employer immediately upon exercise of your intention to defer any tax due at exercise (as described above), so that your employer does not withhold income tax on that amount. You must use the “Canadian Election to Defer Payment of Tax on Stock Options” form to notify your employer. In addition, for every year you have a balance of deferred stock option income outstanding, you must file a Form T1212 with the CRA, together with your annual tax return.

Your employer will also withhold pension plan contributions on the taxable amount at exercise to the extent you have not already exceeded the applicable contribution ceiling. The taxable amount at exercise for purposes of pension plan contributions is the difference between the fair market value of the shares on the date of exercise and the exercise price less the one-half exempt amount.

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SCHEDULE G

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

CHINA

The following is a general summary of the material tax consequences of accepting the Exchange Offer for eligible employees subject to tax in China. This summary is based on the laws in effect in China as of July 15, 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the new stock options are granted, you exercise the new stock options or you sell shares acquired at exercise of the new stock options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in China apply to your specific situation.

Tax Information

Option-for-Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the new stock options.

Option-for-Cash Exchange

If your eligible stock options are exchangeable for a new stock option for fewer than 100 shares of Analog’s stock and, as provided under the terms of the Exchange Offer, you receive a cash payment instead of a new stock option, such cash payment will be taxed as salaries and wages. You may be subject to social insurance contribution deductions when the cash payment is made.

Grant of New Stock Options

You will not be subject to tax when the new stock options are granted to you.

Exercise of New Stock Options/Sale of Shares

Your new stock options are subject to mandatory cashless sell-all exercise. Under a cashless sell-all exercise, all of the shares issuable upon exercise will be sold and the sales proceeds (net from the payment of the exercise price and taxes withheld) will be paid to you in cash.

When you exercise the new stock options and all of the shares issued upon exercise are immediately sold, you will be subject to Individual Income Tax (“IIT”) on the difference between the exercise price and the fair market value of the shares at vesting because stock options and other equity awards are now characterized as salary compensation.

Note, however, that the amount of IIT payable by you will be calculated according to the following formula:

•	For the first month within the calendar year when you recognize income from the stock option spread:

Individual income tax payable for the first month = [(spread / stipulated number of months x applicable tax rate) — quick calculation deduction] x stipulated number of months, where “stipulated number of months” refers to the number of months that you are present in China and earn stock option gains attributable to your employment in China, capped at 12 months, and the applicable tax rate and corresponding quick calculation deduction are determined by the quotient of spread / stipulated number of months.

•	Starting on the second month within the calendar year when you recognize income from the stock option spread, the tax payable will be calculated based on the accumulated stock option spread, reduced by the tax

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paid in the previous tax month(s). The following formula will be used to determine the tax payable for each subsequent tax month:

Individual income tax payable for the current month = (Aggregate taxable spread in the current calendar year including the current month / stipulated number of months x applicable tax rate — quick calculation deduction) x stipulated number of months — sum of tax paid for stock option spread before the current month.

You may be subject to social insurance contributions when you exercise the new stock options.

Withholding and Reporting

Your employer will withhold and report IIT when you exercise the new stock options. In general, the local affiliate in China will be required to report the spread arising on the date of exercise as compensation in the month paid, file the associated return as taxable income and withhold income taxes (and possibly social security contributions) in the filing process in the following month.

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SCHEDULE H

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

DENMARK

The following is a general summary of the material tax consequences of accepting the Exchange Offer for eligible employees subject to tax in Denmark. This summary is based on the laws in effect in Denmark as of July 15, 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the new stock options are granted, you exercise the new stock options or you sell shares acquired at exercise of the new stock options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Denmark apply to your specific situation.

Tax Information

Option-for-Option Exchange

You will be subject to income tax and social security contributions as a result of the exchange of eligible options for the grant of new stock options pursuant to the Exchange Offer because the new grant will be considered a disposal of the eligible options. The taxable amount likely will be the value of the new stock options less the amount you paid for the eligible options (which will be zero). The value of the new stock options will be calculated in accordance with Black-Scholes formula.

Option-for-Cash Exchange

If your eligible options are exchangeable for a new stock option for fewer than 100 shares of Analog’s stock and, as provided under the terms of the Exchange Offer, you receive a cash payment instead of a new stock option, you will be subject to taxation on the amount of the cash payment less the amount you paid for the eligible options (which will be zero).

Grant of New Stock Options

You will be subject to tax including social security contributions when the new stock options are granted to you, as described above.

Exercise of New Stock Options

You likely will not be subject to income tax or social insurance contributions when you exercise the new stock options.

Sale of Shares

When you subsequently sell the shares received at exercise of the new stock options, you will be subject to capital gains tax on any gains. The taxable amount likely will be the difference between the sale price of the shares and the value of the new stock options at grant, which will be calculated in accordance with Black-Scholes formula, as described above.

A loss on listed shares may only be off-set against income from other listed shares. However, a loss is only deductible if the Danish tax authorities have been informed of the acquisition of the shares.

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Withholding and Reporting

Your employer is not required to withhold income tax or social insurance contributions upon the grant of the new stock options or when you sell the underlying shares. Provided the cash received under the Option-for-Cash Exchange does not exceed the value of the eligible options, the same will apply with regard to the cash payment.

However, your employer is required to report the sale price of the eligible options (i.e., either the cash payment received under the Option-for-Cash Exchange or the value of the new stock options at the time of grant, as this value is considered the sale price for the eligible options) to the Danish tax authorities. Your employer likely will not be required to report the exercise of the new stock options to the Danish tax authorities.

You will be responsible for reporting and paying any taxes that are due (including social insurance contributions) in connection with the exchange of your eligible options or any gain realized from the sale of the shares.

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SCHEDULE I

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

FINLAND

The following is a general summary of the material tax consequences of accepting the Exchange Offer for eligible employees subject to tax in Finland. This summary is based on the laws in effect in Finland as of July 15, 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the new stock options are granted, you exercise the new stock options or you sell shares acquired at exercise of the new stock options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Finland apply to your specific situation.

Tax Information

Option-for-Option Exchange

There are no statutory rules regarding an Exchange Offer under the Finnish Income Tax Act. A change of terms and conditions of a stock option is not generally considered a taxable event for employees. The Option-for-Option Exchange is most likely treated as a change of the eligible option plan as no benefit materializes at the time of the exchange. In such case, the Option-for-Option Exchange would not trigger any tax consequences. As this view is not directly based on any tax statute, the tax decision will be based on case-specific assessment by the tax authorities.

Option-for-Cash Exchange

If your eligible options are exchangeable for a new stock option for fewer than 100 shares of Analog’s stock and, as provided under the terms of the Exchange Offer, you receive a cash payment instead of a new stock option, the cash payment will be subject to taxation as salary income. The Option-for-Cash Exchange may trigger employer liability for social security contributions if the cash payment is not based on share price.

Grant of New Stock Options

You will not be subject to taxation when the new stock options are granted to you.

Exercise of New Stock Options

You will be subject to income tax on the taxable benefit at exercise of your new stock options. The taxable benefit is the difference between the market value of the shares on the date of exercise, the exercise price and any amount paid for the option at grant. If the shares are not quoted on a stock exchange, the market value is determined on the basis of the mathematical tax value of the share.

You will be entitled to deduct some work-related costs from the taxable benefit amount, provided that the costs are necessary for the production of income (e.g., costs arising from the sale of the new stock options).

Sale of Shares

You will be subject to tax on any capital gains on the sale of the shares acquired at exercise. The taxable capital gain will be the difference between the market value of the shares, the taxable benefit and any amount paid for the new stock option at grant.

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Withholding and Reporting

Your Finnish employer is responsible for withholding income tax on the taxable benefit. The withholding is made from your cash salary in the month following exercise. Alternatively, the taxable benefit can be divided into equal parts for the remaining salary periods during the same calendar year.

Your employer must pay the larger part of the health insurance premium (which is included in the general withholding rate) on the taxable benefit arising from the new stock options. The employer is not, however, obliged to pay employer social security, pension insurance and unemployment insurance contributions on the taxable benefit.

The employer’s monthly withholding is limited to your cash salary. If the tax withholding and your self-initiated advance taxes (if applicable) do not cover the total amount of payable income tax, the remaining amount is charged as residual tax. You can avoid this by making a supplementary withholding tax payment.

Your employer reports the taxable benefit in the monthly tax return and annual payroll reports. You must also report the taxable benefit, as well as any capital gains/losses resulting from the sale of shares acquired through the new stock options in your personal tax return.

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SCHEDULE J

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

FRANCE

The following is a general summary of the material tax and social security contributions consequences of accepting the Exchange Offer for eligible employees who are French tax residents and/or subject to the French social security contributions regime. This summary is based on the laws in effect in France as of July 15, 2009. This summary is general in nature and does not discuss all of the tax and social security contributions consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax and social laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the new stock options are granted, you exercise the new stock options or you sell shares acquired at exercise of the new stock options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, or are not subject to the French social security regime, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in France apply to your specific situation.

Tax Information

Notification Regarding French Tax-Qualified Status

Your new stock options will be granted under a French sub-plan that complies with Sections L. 225-177 to L. 225-186-1 of the French Commercial Code, as amended. Therefore, your new stock options are intended to qualify for favorable tax and social security contributions treatment provided all other applicable conditions can be satisfied. Your eligible options were also intended to qualify as French-qualified options.

In order to maintain tax-qualified status, shares acquired at exercise of the French-qualified new stock options must not be sold for at least four years after the option grant date or other applicable holding period, as may be required under French tax law (the “Minimum Holding Period”). As a term of your new stock options, you will not be permitted to sell any shares acquired at exercise prior to the expiration of the Minimum Holding Period. To ensure that you satisfy the Minimum Holding Period, the new stock options will be subject to a four-year cliff vesting schedule whereby the new stock options will become fully vested (100%) on the fourth anniversary of the date of grant.

Please note that Analog and your employer do not assume any responsibility for maintaining the favorable tax and social insurance contribution treatment of stock options granted to employees in France. There are certain circumstances, such as certain types of corporate transactions, which may result in the loss of the favorable tax and social contributions treatment.

Option-for-Option Exchange

You likely will not be subject to personal income tax or social security contributions as a result of the exchange of qualified eligible options for qualified new stock options.

Option-for-Cash Exchange

If your eligible options are exchangeable for new stock options for fewer than 100 shares of Analog’s stock and, as provided under the terms of the Exchange Offer, you receive a cash payment instead of a new stock option, the cash payment will be treated as additional salary for social security and personal income tax purposes. Therefore, the cash will be subject to social contributions due both by you and your employer (your employee portion of social contributions will probably be deducted from the amount to be remitted to you); the cash will then be subject to personal income tax.

Grant of New Stock Options

You will not be subject to personal income tax or social security contributions when the new stock options are granted to you.

IMPORTANT NOTE:  Notwithstanding anything to the contrary in this Exchange Offer, the terms of your new stock options will be as follows:

Term of New French-Qualified
Grant Dates of Original Option	Option

November 10, 2000 — September 28, 2003	Five years
September 29, 2003 — September 15, 2006	Six years
September 16, 2006 — December 31, 2007	Seven years

In practice, the exercise price will be the greatest of:

(i) With respect to purchase stock options: the higher of 95% of the average of the closing price of the shares during the 20 days of quotation immediately preceding the grant date or 95% of the average of the purchase price paid for such shares by Analog;

(ii) With respect to subscription stock options: 95% of the average of the closing price of such shares during the 20 days of quotation immediately preceding the grant date; and

(iii) 100% of the Fair Market Value per share as defined under the U.S. Plan.

Exercise of New Stock Options

As mentioned above, as a term of your new stock options, you will not be permitted to sell any shares acquired at exercise until the expiration of the Minimum Holding Period. If you engage in a same-day sale exercise after the Minimum Holding Period has been met, taxation of the spread will occur upon exercise/immediate sale of shares as described below in the “Sale of Shares” discussion. If you exercise your option by using a cash exercise, you will not be subject to tax on the spread when you exercise your option. Instead, taxation will be deferred until you sell the shares.

Wealth Tax

Shares acquired under the Plan are included in your personal estate and must be declared to the tax authorities if the total amount of your taxable personal estate (including you and your household) exceeds a certain amount (€790,000 for 2009), as valued on each January 1.

Sale of Shares

When you sell the shares acquired at exercise of the new stock options, you will be subject to tax. Your gain will be divided into two portions: the spread at exercise (i.e., the difference between the fair market value of the shares at exercise and the exercise price) and the capital gain (i.e., the difference between the net sale price and the fair market value of the shares at exercise).

(1) Spread at exercise: Provided the new stock options retain their French tax-qualified status, the following tax treatment will apply. If the spread is less than or equal to €152,500 in the relevant year, the spread will be subject to income taxes, social taxes and special social contributions. If the spread is greater than €152,500 in the relevant year, the portion of the spread up to €152,500 will be taxed in the manner just described and the portion of the spread above €152,500 will be subject to income taxes at a higher rate (plus social taxes and special social contributions). Alternatively, you may elect to be taxed at your marginal personal income tax rate (plus additional social taxes and special social contributions).

You may receive even more favorable tax treatment if you wait an additional two years after the exercise of the new stock options (assuming the Minimum Holding Period is met) to sell your shares. If you sell the shares at least two years after the exercise of the new stock options when the Minimum Holding Period is met and the spread is less than or equal to €152,500, the spread will be subject to income taxes at a lower rate (plus additional social taxes and special social contributions). If you sell the shares at least two years after the exercise of the new stock options when the Minimum Holding Period is met and the spread is greater than €152,500, the portion of the spread up to €152,500 will be taxed in the same manner just described and the portion of the spread above €152,500 will be subject to income taxes at a higher rate (plus social taxes and special social contributions). Alternatively, you may elect to be taxed at your marginal personal income tax rate, plus additional social taxes and special social contributions.

(2) Capital gain: The capital gain will be subject to income tax and additional social taxes.

However, you will only be subject to tax on the spread and on the capital gain if the total proceeds from the sale of securities (for you and your household) during a calendar year exceeds a certain amount (€25,730 for 2009), in which case you will be subject to tax on the entire spread and capital gain. If the net sale price is less than the fair market value of the shares at exercise, you will realize a capital loss. Provided the €25,730 threshold (for 2009) is exceeded, this capital loss can be offset against the spread and any capital gain of the same nature realized by you and your household during the same year or during the ten following years. This capital loss cannot be offset against other types of income.

Withholding and Reporting

Your employer is not required to withhold income tax when you exercise your new stock options. No later than February 15th following the year in which you exercise the new stock options, your employer will send you a statement setting forth your benefits with respect to the new stock options. A copy of this statement will also be sent to the competent tax office for your employer. You must include this statement in your tax return for the year in which you exercise the new stock options (and for the year in which you sell your shares, if you sell the shares within four years of the grant date). You are responsible for reporting and paying any taxes resulting from the exercise of the new stock options and the sale of your shares.

SCHEDULE K

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

GERMANY

The following is a general summary of the material tax consequences of accepting the Exchange Offer for eligible employees subject to tax in Germany. This summary is based on the laws in effect in Germany as of July 15, 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the new stock options are granted, you exercise the new stock options or you sell shares acquired at exercise of the new stock options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Germany apply to your specific situation.

Tax Information

Option-for-Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the new stock options.

Option-for-Cash Exchange

If your eligible stock options are exchangeable for a new stock option for fewer than 100 shares of Analog’s stock and, as provided under the terms of the Exchange Offer, you receive a cash payment instead of a new stock option, the cash payment will be subject to tax as regular income from employment. The cash payment may also be subject to social insurance contributions (to the extent you have not exceeded the applicable contribution ceilings). You will also be subject to church tax, as applicable, and to solidarity surcharge on your income tax liability.

Grant of New Stock Options

You will not be subject to tax when the new stock options are granted to you.

Exercise of New Stock Options

When you exercise the new stock options, you will be subject to income tax and to social insurance contributions (to the extent you have not exceeded the applicable contribution ceilings). You will be taxed on the difference (or “spread”) between the fair market value of the shares at exercise and the exercise price. You will also be subject to church tax, as applicable, and to solidarity surcharge on your income tax liability.

Effective as from 1 April 2009, and pursuant to Section 3 no. 39 of the German Income Tax Act, benefits in the amount of up to €360 p.a. in connection with the grant of certain qualifying shares for free or at a purchase price below the fair market value will be tax exempt. This provision should be applicable to the purchase of shares upon the exercise of a stock option. You should consult your personal tax advisor to determine if this provision applies to your specific situation.

Sale of Shares

For shares acquired after 1 January 2009, capital gains will be subject to a flat tax rate and solidarity surcharge, provided you do not own 1% or more of Analog’s stated capital (and have not owned 1% or more at any time in the last five years) and the shares are not held as a business asset. The tax base for all categories of investment income, including capital gains realized from the sale of shares, is determined by taking into account a lump-sum deduction

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of €801 for income-related expenses if the taxpayer is taxed individually, regardless of whether he or she incurred any expenses or the expenses exceeded €801. As a matter of principle, the flat tax is to be withheld at the source.

Withholding and Reporting

Your employer is required to withhold and report income tax and social insurance contributions (to the extent you have not exceeded the applicable contribution ceilings) when you exercise the new stock options. If your employer is not able to withhold the income tax in full (because the payment owed to you is smaller than the required tax withholding), your employer is obligated to notify the local tax offices accordingly. You are responsible for including any benefits realized under the 2006 Plan in your annual tax return and for paying any difference between your actual tax liability and the amount withheld. You are also responsible for reporting and paying any tax resulting from the sale of your shares.

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SCHEDULE L

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

HONG KONG

The following is a general summary of the material tax consequences of accepting the Exchange Offer for eligible employees subject to tax in Hong Kong. This summary is based on the laws in effect in Hong Kong as of July 15, 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the new stock options are granted, you exercise the new stock options or you sell shares acquired at exercise of the new stock options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Hong Kong apply to your specific situation.

WARNING:  The contents of the Exchange Offer documents have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the Exchange Offer. If you are in any doubt about any of the contents of the Exchange Offer documents, you should seek independent professional advice.

Tax Information

Option-for-Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the new stock options.

Option-for-Cash Exchange

If your eligible options are exchangeable for a new stock option for fewer than 100 shares of Analog’s stock and, as provided under the terms of the Exchange Offer, you receive a cash payment instead of new stock options, then you will be subject to taxation on the amount of the cash payment in the year of receipt.

Grant of New Stock Options

You will not be subject to tax when the new stock options are granted to you.

Exercise of New Stock Options

When you exercise the new stock options, you will be subject to salaries tax on the difference between the fair market value of the shares on the date of exercise and the exercise price (or “spread”). You will not be subject to Mandatory Provident Fund contributions on the spread at exercise because the spread is not considered “relevant income” for purposes of your obligations under the Mandatory Provident Fund Schemes Ordinance.

Due to securities laws in Hong Kong, if you choose to exchange your eligible options for new stock options, you will be restricted from selling any of the shares granted to you pursuant to the exercise of your new stock options for a period of six months from the date of allotment of the shares, regardless of when your new stock options vest.

Sale of Shares

When you sell the shares acquired at exercise of the new stock options, you will not be subject to capital gains tax.

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Withholding and Reporting

Your employer is not required to withhold tax when you exercise your new stock options, but is required to report the income to the Inland Revenue Department. It is your responsibility to report and pay any salaries taxes resulting from the exercise of the new stock options and the receipt of any cash payment (if applicable) on your annual tax return.

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SCHEDULE M

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

INDIA

The following is a general discussion of the material tax consequences of accepting the Exchange Offer for eligible employees subject to tax in India. This summary is based on the laws in effect as of July 15, 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the new stock options are granted, you exercise the new stock options or you sell shares acquired at exercise of the new stock options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in India apply to your specific situation.

Tax Information

Option-for-Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for new stock options.

Option-for-Cash Exchange

If your eligible options are exchangeable for a new stock option for fewer than 100 shares of Analog’s stock and, as provided under the terms of the Exchange Offer, you receive a cash payment instead of new stock options, the cash payment will be subject to taxation as salary income.

Grant of New Stock Options

You will not be subject to tax when the new stock options are granted to you.

Exercise of New Stock Options

Pursuant to the Income Tax Act, 1961 as amended by the Finance (No 2) Act, 2009 and with effect from April 1, 2009, the value of any specified security or sweat equity shares allotted or transferred, directly or indirectly by the employer to the employee either free of cost or at concessional rate is treated as perquisite and subject to taxation as salary income. Prior to the amendment, stock options were treated as fringe benefits and the employer was subject to fringe benefit tax (“FBT”) on the fair market value1 of the stock options determined on the date of vesting. Per the FBT rules, your employer could recover the FBT paid from you. Assuming your new stock options are exercised on or after April 1, 2009, you will be subject to taxation as salary income (including secondary and higher secondary cess).

The value of the specified security or sweat equity shares will be the fair market value2 of the specified security or sweat equity shares on the date of exercise of the new stock options as reduced by the amount actually recovered or paid by you.

     1 The fair market value of the shares must be determined by a Class 1 Merchant Banker in India and be based (at least in part) on the trading price of the Company’s shares on the NYSE on the applicable valuation date, although other factors may also be considered by the Merchant Banker in performing the valuation.
     2 The valuation rules for determining value of the fair market value of the specified security or sweat equity shares exercised on or after April 1, 2009 are yet to be issued by the central board of direct taxes.

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Sale of Shares

Upon the sale of the shares allotted at exercise of your new stock options, you will be subject to capital gains tax on the difference between the sale price and the fair market value determined at the time of exercise of the new stock options. The amount paid by you or recovered from you shall not be taken into account for purposes of calculating any capital gains. You will be subject to capital gains tax depending upon the duration for which you hold the shares. If the shares are held for 12 months or less, then you will be subject to the short term capital gains tax rate (including secondary and higher secondary cess). If you hold the shares for more than 12 months, then you will subject to long term capital gains tax (including secondary and higher secondary cess).

If you realize a capital gain, (as with your other income), the tax on the gain is payable under the Advance Tax System during the fiscal year (i.e., April 1 — March 31) in three installments as follows:

•	On or before September 15th — not less than 30% of the tax payable for the year;

•	On or before December 15th — not less than 60% of the tax payable for the year, reduced by the amount paid in the earlier installment; and

•	On or before March 15th — the whole amount of the tax payable for the year, reduced by the amount paid in the earlier installments.

Your responsibility to make tax payments pursuant to the above schedule arises on the date that you realize a capital gain. Thus, for example, if you realize a capital gain in October 2010, you will be required to pay not less than 60% of the tax due on such capital gain by December 15, 2010. If you fail to pay the required amount of capital gains tax according to the above schedule, you will be liable for interest on the amount of the underpayment.

Please note that you are personally responsible for any taxes due upon the sale of shares. Following amendments in law, the calculation of your capital gains or losses at the time of sale is complex and you should consult with your personal tax advisor on this issue.

No provident fund contributions or other social insurance contributions are due at exercise.

Withholding and Reporting

Pursuant to the amendment in law by Finance (No 2) Act, 2009, since the value of allotment of specified securities or sweat equity shares is subject to tax as salary income, your employer will be required to withhold tax on the fair market value of the specified securities or sweat equity shares on the date of exercise of the new stock options as reduced by any amount paid or recovered from you and pay the taxes owed to the tax authorities.

It is your responsibility to file a tax return with the tax authorities and disclose any capital gains realized from the sale of shares. You must pay advance tax on any capital gains in the year in which the gains are realized. The amount and the due date of the advance tax depend on exercise/sale in the relevant year.

Exchange Control Information

You must repatriate all proceeds received from the sale of your shares to India within 90 days after sale. You will receive a foreign inward remittance certificate (“FIRC”) from the bank where you deposit the foreign currency. You should maintain the FIRC as evidence of the repatriation of funds in the event that the Reserve Bank of India or your employer requests proof of repatriation.

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SCHEDULE N

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

IRELAND

The following is a general summary of the material tax consequences of accepting the Exchange Offer for eligible employees subject to tax in Ireland. This summary is based on the laws in effect in Ireland as of July 15, 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the new stock options are granted, you exercise the new stock options or you sell shares acquired at exercise of the new stock options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Ireland apply to your specific situation.

Tax Information

Option-for-Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the new options.

Option-for-Cash Exchange

If your eligible stock options are exchangeable for a new stock option for fewer than 100 shares of Analog’s stock and, as provided under the terms of the Exchange Offer, you receive a cash payment instead of a new stock option, you will be subject to income tax. The cash payment will be subject to PAYE, PRSI and levies.

Grant of New Options

You will not be subject to tax when the new stock options are granted to you.

Exercise of New Options

Subject to the deferral provision discussed below, when you exercise the new stock options, you will be subject to income tax on the difference (or “spread”) between the fair market value of the shares on the date of exercise and the exercise price. You will be subject to tax on the spread at your applicable marginal income tax rate.

Sale of Shares

When you sell the shares acquired at exercise of the new stock options, you will be subject to capital gains tax. The taxable amount of capital gain will be the difference between the sale price and the adjusted cost basis of the shares (i.e., the fair market value of the shares on the date of exercise less any brokerage fees).

Withholding and Reporting

Your employer will report the spread recognised at exercise. You must return details of the exercise in your annual tax return and also details of any sale of related shares.

You must pay income tax on the spread within 30 days of exercise by direct payment to the Irish Revenue. This payment is due without assessment. Income levies may also arise and may be required to be paid. You should check with your personal tax advisor regarding whether the income levies apply to your specific situation.

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SCHEDULE O

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

ISRAEL

The following is a general summary of the material tax consequences of accepting the Exchange Offer for eligible employees subject to tax in Israel. This summary is based on the laws in effect in Israel as of August 15, 2009 and on the terms of the tax ruling received by Analog on August 19, 2009 from the Israeli Tax Authority confirming the tax consequences of the Exchange Offer (the “Tax Ruling”). This summary further assumes that you will consent to the terms of the Tax Ruling and, as a result, the Tax Ruling will apply to the exchange of your eligible options for new stock options. If you do not grant your consent to the Tax Ruling, the implications will be as described below. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the new options are granted, you exercise the new options or you sell shares acquired at exercise of the new options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Israel apply to your specific situation and to review the Tax Ruling prior to deciding whether to participate in the Exchange Offer.

Should there be any discrepancy between the provisions of this summary and the Tax Ruling, the terms and conditions of the Tax Ruling shall prevail and obligate Analog and your employer.

Tax Information

Option-for-Option Exchange

You will not be subject to tax upon the exchange of eligible options for the new stock options.

Option-for-Cash Exchange

If your eligible stock options are exchangeable for a new stock option for fewer than 100 shares of Analog’s stock and, as provided under the terms of the Exchange Offer, you receive a cash payment instead of a new stock option, such cash payment will be regarded as consideration received for your eligible options and will be taxed according to the tax route which applies to your exchanged eligible options.

Grant of New Stock Options

You will not be subject to tax when the new stock options are granted to you.

Exercise of New Stock Options/Sale of Shares

Your new stock options are subject to mandatory cashless sell-all exercise. Under a cashless sell-all exercise, all of the shares issuable upon exercise will be sold and the sales proceeds (net from the payment of the exercise price and taxes withheld) will be paid to you in cash.

When you exercise the new stock options and all of the shares issued upon exercise are immediately sold, you will be subject to tax on the difference between the exercise price and the sale price at which the shares issued under the options were sold.

All new stock options will be granted under the capital gains route in section 102 of the Israeli Income Tax Ordinance. However, according to the Tax Ruling, the ultimate tax due upon sale of the shares will also be linked to the tax route under which the original exchanged options were granted.

Where the old options were granted after 1 January 2003:  (1) If the shares are sold before the lapse of two years from the date of grant of the new stock options (which is also the exchange date), you will pay tax at your marginal tax rate, including social security and health tax on your complete gain. (2) If the shares are sold after the lapse of two years from the date of grant of the new stock options (which is also the exchange date), you will pay tax as follows: (a) the part of your gain which is equal to the difference between the fair market value of the share on the date of grant of the options and the exercise price will be treated as work income and taxed at the your marginal income tax rate (including social security and health tax), and the remainder will be taxed at 25%. For these purposes, the fair market value of the share on the date of grant is the average closing price of the company’s shares over the 30 trading days preceding the grant of options.

Where the old options were granted prior to 1 January 2003:  The tax will be similar to the above in relation to old options granted after 1 January 2003, however, the amount of tax payable as ordinary income tax shall not be less than the total benefit upon the date of sale of the shares when multiplied by the fraction, the numerator of which is the number of days from the grant date of the old options and until the grant date of the new options and the denominator of which is the number of days from the grant date of the old options until the date of sale of the shares underlying the new options, and it shall be classified as capital gains and subject to tax according to your marginal tax rate, provided it is not less than 42.5%.

Withholding and Reporting

Your employer or the trustee (as applicable) will: (1) withhold the tax due from the proceeds received upon sale of the shares according to the Tax Ruling, upon the exercise of options and sale of shares and transfer the tax withheld to the tax authorities; (2) report the tax withheld and the exercise of the new stock options/sale of shares.

You may also be required to file an annual report regarding your income according to the level of income and to personal circumstances. You should contact your personal tax advisor to determine whether or not you are required to file a report.

IMPORTANT NOTE: CONSENT TO THE TAX RULING

This summary assumes that you grant your consent to the terms of the Tax Ruling and that, as a result, the Tax Ruling will apply to your exchange of options. If you do not grant your consent to the Tax Ruling, the exchange of the options will be a taxable event and you will be treated as if you sold your eligible stock options in consideration for the economic value of the new stock options, as determined in accordance with the Black & Scholes formula (the “Exchange Consideration”), and no tax continuity shall apply. Your employer and/or the trustee will withhold tax from the Exchange Consideration in accordance with the provisions of section 102 of the Ordinance and the rules promulgated thereunder and/or in accordance with the terms of the Tax Ruling granted to your employer on August 19, 2009, as applicable. Furthermore, your name will be provided to the Israeli Tax Authority as an employee who did not consent to the terms of the Tax Ruling.

[ANALOG DEVICES (ISRAEL), LTD. LETTERHEAD]

EMPLOYEE CONSENT TO APPLICATION OF TAX RULING IN CONNECTION WITH 2009
EXCHANGE OFFER

An employer-employee relationship exists between [NAME OF EMPLOYEE] (the “Employee”) and Analog Devices (Israel), Ltd. (the “Employer”).

The Employer’s parent company, Analog Devices, Inc. (the “Company”), has offered the Employee the right to participate in a stock option exchange program pursuant to the terms and conditions that are described in the Offer to Exchange Certain Stock Options for New Stock Options (the “Exchange Offer”).

If the Employee elects to participate in the Exchange Offer, which is expected to conclude on or about September 25, 2009, the Employee’s eligible options will expire and the Company will grant the Employee new 102 capital options. The new 102 capital options will be granted under the Analog Devices, Inc. 2006 Stock Incentive Plan on or about the first business day after the conclusion of the Exchange Offer under the trusteed capital gains route.

On August 19, 2009, the Company received the attached ruling from the Israeli Tax Authorities (the “ITA”) regarding the consequences of the Exchange Offer for Israeli tax purposes (the “Tax Ruling”).

In accordance with Section 3.18 of the Tax Ruling, by signing this consent the Employee hereby declares and confirms that he or she understands the provisions of the Tax Ruling, will comply with the terms of the Tax Ruling and will not request an amendment to or replacement of the Tax Ruling.

If the Employee does not provide his or her consent to the Tax Ruling, the exchange will be a taxable event and the Employee will be treated as if he or she sold his or her eligible options in consideration for the economic value of the new stock options, as determined in accordance with the Black & Scholes formula (the “Exchange Consideration”), and no tax continuity shall apply. The Employer or the trustee (as applicable) will withhold tax from the Exchange Consideration in accordance with the provisions of Section 102 of the Ordinance and the rules promulgated thereunder and in accordance with the terms of the Tax Ruling granted to the Employer on August 19, 2009, as applicable. Furthermore, the Employee will be reported to the ITA as not having consented to the terms of the Tax Ruling.

Employee Signature	Date

Print Name

SCHEDULE P

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

ITALY

The following is a general summary of the material tax consequences of accepting the Exchange Offer for eligible employees subject to tax in Italy as of July 15, 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the new stock options are granted, you exercise the new stock options or you sell shares acquired at exercise of the new stock options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Italy apply to your specific situation.

Tax Information

Option-for-Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the new stock options.

Option-for-Cash Exchange

If your eligible options are exchangeable for a new stock option for fewer than 100 shares of Analog’s stock and, as provided under the terms of the Exchange Offer, you receive a cash payment instead of new stock options, then the cash payment will be subject to taxation as employment income in the year of receipt.

Grant of New Stock Options

You will not be subject to tax when the new stock options are granted to you.

Exercise of New Stock Options/Sale of Shares

Due to legal restrictions in Italy, you will be required to use the cashless sell-all method of exercise. This means that you will be required to immediately sell all of the shares acquired at exercise of the new stock options. You will receive cash proceeds equal to the difference between the sale price of the shares (i.e., the fair market value of the shares1 at exercise/sale) and the exercise price less any applicable income tax and brokerage fees. You will not be entitled to hold any shares.

Upon the immediate sale of the shares acquired upon exercise, you will be subject to employment income tax on the spread (i.e., on the difference (or “spread”) between the fair market value of the shares on the date of exercise and the exercise price). For Italian tax purposes, the fair market value of the shares on the exercise date is the average of the official prices of the shares over the period ending on the exercise date and starting on the same date of the preceding calendar month. No social security contributions apply on the spread.

If the sale price on the date of exercise/sale is greater than the average of the share prices over the month preceding the date of exercise/sale, you will be subject to capital gains tax on the difference. You are responsible for reporting and paying the tax due. If the sale price on the date of exercise/sale is less than the average of the share prices over the month preceding the date of exercise/sale, you will realize a capital loss equal to this difference. This

     1 For Italian tax purposes, the fair market value of the shares is the average price of the shares on the official stock exchange on which Analog Devices, Inc.’s shares are traded over the month immediately preceding and including the date of exercise.

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capital loss can be used to offset capital gains earned from the sale of any other non-qualified shareholding or, in the absence of gains, carried forward over the following four years.

Withholding and Reporting

Your employer is required to withhold and report employment income tax when you exercise the new stock options and immediately sell your shares.

Exchange Control Information

Due to legal restrictions in Italy, you must exercise your new stock options by using the cashless sell-all method of exercise. You may not exercise your new stock options using the cashless sell-to-cover or cash purchase methods of exercise.

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SCHEDULE Q

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

JAPAN

The following is a general summary of the material tax consequences of accepting the Exchange Offer for eligible employees subject to tax in Japan. This summary is based on the laws in effect in Japan as of July 15, 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the new stock options are granted, you exercise the new stock options or you sell shares acquired at exercise of the new stock options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Japan apply to your specific situation.

Tax Information

Option-for-Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the new stock options. Because there are no specific tax rules applicable to option exchanges, there is some uncertainty regarding the tax treatment of the Exchange Offer. Accordingly, you are strongly advised to seek appropriate professional advice.

Option-for-Cash Exchange

If your eligible options are exchangeable for a new stock option for fewer than 100 shares of Analog’s stock and, as provided under the terms of the Exchange Offer, you receive a cash payment instead of new stock options, the cash payment will be subject to taxation as remuneration income, including both income tax at the national level and inhabitants tax at the local level.

Grant of New Stock Options

You likely will not be subject to tax when the new stock options are granted to you. Please note that there is some uncertainty regarding this position and you are strongly advised to seek professional tax advice.

Exercise of New Stock Options

When you exercise the new stock options, you will be subject to tax on the difference (or “spread”) between the fair market value of the shares on the date of exercise and the exercise price. The spread likely will be characterized as remuneration income. You likely will not be subject to social insurance contributions on the spread when you exercise the new stock options.

Sale of Shares

When you sell the shares acquired at exercise of the new stock options, you will be subject to capital gains tax on the difference between the sale price and the fair market value of the shares at exercise. You may be eligible for a reduced tax rate depending on the circumstances of the sale. Please consult your personal tax advisor regarding whether you will be eligible for a reduced tax rate.

Withholding and Reporting

Your employer is not required to withhold or report income tax when you exercise your new stock options. You are solely responsible for filing a personal tax return and reporting and paying any taxes resulting from the Exchange Offer, the grant and exercise of the new stock options and the sale of shares.

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SCHEDULE R

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

MALAYSIA

The following is a general summary of the material tax consequences of accepting the Exchange Offer for eligible employees subject to tax in Malaysia. This summary is based on the laws in effect in Malaysia as of August 28, 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the new stock options are granted, you exercise the new stock options or you sell shares acquired at exercise of the new stock options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Malaysia apply to your specific situation.

Tax Information

Option-for-Option Exchange

You are not likely to be subject to tax as a result of the exchange of eligible options for new stock options.

Option-for-Cash Exchange

If your eligible options are exchangeable for a new stock option for fewer than 100 shares of Analog’s stock and, as provided under the terms of the Exchange Offer, you receive a cash payment instead of a new stock option, the cash payment will be subject to income tax as regular income from employment. The cash payment will also be regarded as “wages” for the purposes of Employees’ Provident Fund (“EPF”) contributions and will therefore be subject to the same.

Grant of New Stock Options

You will not be subject to income tax or EPF contributions when the new stock options are granted to you.

Exercise of New Stock Options

When you exercise your new stock options and acquire shares of Analog stock, you will be subject to income tax on the difference between the exercise price of the new stock options and the lower of (i) the fair market value1 of Analog stock on the date the new stock options vest (i.e. when the rights of the options are exercisable) or (ii) the fair market value of Analog stock on the date the new stock options are exercised.

Sale of Shares

When you sell the shares acquired at exercise of the new stock options, you will not be subject to any further income tax or capital gains tax, unless you are in the business of buying and selling shares (i.e., as a share trader), in which case you will be subject to income tax.

Withholding and Reporting

Your employer is required to report the grant and exercise of the new stock options to the Inland Revenue Board and also report the taxable income arising out of the exercise of your new stock options on your annual remuneration return (the “EA Form”). Your employer is further required to withhold income tax when you exercise

     1 For Malaysian tax purposes, the fair market value of the underlying shares will be computed as the average of the high and low trading prices of the shares on the relevant date.

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the new stock options. Alternatively, you may elect to pay any income taxes due from the exercise of the new stock options on your own when you file your tax return for the year of assessment in the next calendar year by April 30 (for Form BE) or by June 30 (for Form B). If you make this election, you will be required to communicate this election to your employer by way of a written confirmation, and you are responsible for paying any taxes resulting from the exercise of your new stock options.

Reporting Requirements for Directors

If you are a director of the local employer in Malaysia, you have an obligation to notify the local employer in Malaysia in writing when you are granted the new stock options (or have exchanged the eligible options, where applicable), when you exercise your new stock options and purchase shares, when shares are sold or when there is an event giving rise to a change with respect to your interest in the Company. You must provide this notification within 14 days of the date the interest is acquired or disposed of or the occurrence of the event giving rise to the change. The Malaysian Companies Act prescribes criminal penalties for directors who fail to provide such notice.

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SCHEDULE S

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

SOUTH KOREA

The following is a general summary of the material tax consequences of accepting the Exchange Offer for eligible employees subject to tax in South Korea. This summary is based on the laws in effect in South Korea as of July 15, 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the new stock options are granted, you exercise the new stock options or you sell shares acquired at exercise of the new stock options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in South Korea apply to your specific situation.

Tax Information

Option-for-Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the new stock options.

Option-for-Cash Exchange

If your eligible options are exchangeable for a new stock option for fewer than 100 shares of Analog’s stock and, as provided under the terms of the Exchange Offer, you receive a cash payment instead of new stock options, the cash payment will be subject to taxation as labor income.

Grant of New Stock Options

You will not be subject to tax when the new stock options are granted to you.

Exercise of New Stock Options

When you exercise the new stock options, you will be subject to income tax and social insurance contributions (to the extent you have not already exceeded the applicable contribution ceiling) on the difference (or “spread”) between the fair market value of the shares on the date of exercise and the exercise price. The spread will be considered Class B income.

Sale of Shares

When you sell the shares acquired at exercise of the new stock options, you will be subject to capital gains tax on the difference between the sale price and the fair market value of the shares at exercise, unless the gain you have realized from the sale of shares in that year is less than the exempt amount, which is currently KRW2,500,000 per year per type of asset sold. Thus, any gain you realize on stock assets that exceeds KRW2,500,000 will be subject to capital gains tax.

Withholding and Reporting

Your employer is not required to withhold or report income tax when you exercise your new stock options. However, your employer may be required to withhold social insurance contributions on the spread at exercise of the new stock options. It is your responsibility to report and pay any taxes resulting from the Exchange Offer, the grant and exercise of the new stock options and the sale of shares. If you join a Taxpayer’s Association whereby you routinely report your overseas income, you will be eligible for a 10% tax deduction. Alternatively, you may report and pay the tax as part of your Global Tax Return, which must be filed by May 31 of the year following the year in which the taxable event occurred.

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SCHEDULE T

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

THE NETHERLANDS

The following is a general summary of the material tax consequences of accepting the Exchange Offer for eligible employees subject to tax in the Netherlands. This summary is based on the laws in effect in the Netherlands as of July 15, 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the new stock options are granted, you exercise the new stock options or you sell shares acquired at exercise of the new stock options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in the Netherlands apply to your specific situation.

Tax Information

Option-for Option Exchange

Analog has obtained a tax ruling confirming that you will not be subject to tax in connection with the exchange of eligible options for new stock options (the “Dutch Tax Ruling”).

IMPORTANT NOTE:  The tax neutral status of the Exchange Offer pursuant to the Dutch Tax Ruling is conditioned upon each eligible employee signing the “Agreement on Dutch Tax and Social Security Contributions” (the “Agreement”). A copy of the Agreement is included as an exhibit to the Exchange Offer. If you elect to participate in the Exchange Offer, you must print out, sign and return a copy of the Agreement before the expiration deadline 12:00 midnight, New York City time, at the end of Friday, September 25, 2009. For your convenience, you will receive an additional copy of the Agreement via email with instructions regarding where to return the signed Agreement. The following discussion assumes your acceptance of the Dutch Tax Ruling and execution of the Agreement as provided above.

Grant of New Stock Options

You will not be subject to tax when the new stock options are granted to you.

Exercise of New Stock Options

When you exercise the new stock options, you will be subject to tax on the difference (or “spread”) between the fair market value of the shares on the date of exercise and the exercise price. You will also be subject to social insurance contributions (both national insurance and employees’ social insurance) on the spread at exercise, subject to the applicable contribution ceiling.

Cross-Border Tax Implications for Eligible Employees Who Transferred Out of the Netherlands

In a cross-border scenario in which your exchanged eligible options were granted while you were in the Netherlands and you subsequently transferred to another country, you will not be subject to tax at the time of the exchange provided that you agree in writing to the terms of the Dutch Tax Ruling. Instead you will be subject to income tax and social insurance contributions (to the extent you have not exceeded any applicable contribution ceiling) when you exercise the new stock options on the difference (or “spread”) between the fair market value of the shares on the date of exercise and the exercise price. This taxation will take place on a pro-rata basis calculated based on the percentage of time you spent working in the Netherlands as compared to the time you worked outside the Netherlands between the grant of the exchanged eligible options and the vesting of the new stock options.

Investment Tax

You will be subject to an investment yield tax based on the average of the value of all assets that you own at the end of the year (including shares of Analog common stock, provided that you hold less than 5% of the issued share capital). An exemption is available on the first €20,661 (for 2009) of the average value of the assets held during the relevant calendar year.

Sale of Shares

When you sell shares acquired at exercise of the new stock options, you will not be subject to capital gains tax (provided you hold less than a 5% interest in Analog as a private investment).

Withholding and Reporting

Your employer is required to withhold and report the income tax and social insurance contributions (to the extent you have not exceeded any applicable contribution ceiling) due when you exercise the new stock options. If your actual tax liability differs from the amount withheld, you are responsible for paying the additional tax. You are also responsible for reporting and paying any investment tax due upon the sale of the shares.

Option-for-Cash Exchange

Receipt of Cash Payment

If your eligible options are exchangeable for a new stock option for fewer than 100 shares of Analog’s stock and, as provided under the terms of the Exchange Offer, you receive a cash payment instead of a new stock option, the cash payment will be treated as salary and you will be subject to income tax and social insurance contributions (to the extent you have not exceeded any applicable contribution ceiling) on the amount of the cash payment. You will be subject to tax when the cash payment is made to you through your regular paycheck.

Withholding and Reporting

Your employer is required to report the cash payment as salary and withhold any taxes and applicable social insurance contributions (to the extent you have not exceeded any applicable contribution ceiling) due on the cash payment. If your actual tax liability differs from the amount withheld, you are responsible for paying the additional tax.

ANALOG DEVICES NEDERLAND B.V.

AGREEMENT ON DUTCH TAX AND SOCIAL SECURITY CONTRIBUTIONS

An employer-employee relationship is in effect between [NAME OF EMPLOYEE] (the “Employee”) and Analog Devices Nederland B.V. (the “Employer”).

The Employer’s parent company, Analog Devices, Inc. (“Company”), has offered Employee the right to participate in a stock option exchange program pursuant to the terms and conditions that are described in the Offer to Exchange Certain Stock Options for New Stock Options (the “Exchange”).

If Employee elects to participate in the Exchange, which is expected to expire on or about September 25, 2009 (the “Expiration Date of the Exchange”), Company will grant Employee a certain number of stock options for shares of Company common stock (the “Rights”) under the Analog Devices, Inc. 2006 Stock Incentive Plan on or about the first business day after the Expiration Date of the Exchange. The Rights are granted in exchange for previously granted stock options for shares of Analog Devices, Inc. common stock (the “Exchanged Options”).

On August 3, 2009, the Employer received confirmation from the Dutch Tax Authorities about the consequences of the Exchange for Dutch tax and social security purposes. The Dutch Tax Authorities confirmed that no Dutch taxes and/or social security contributions are due in connection with the Exchange provided that:

•	no loss and/or refund is claimed for Dutch wage and/or personal income tax purposes by Employee and/or the Employer with respect to the Exchanged Options that are surrendered pursuant to the Exchange;

•	the full gain derived from exercising and/or disposing of the Rights to be granted under the Exchange constitutes taxable wages for both Dutch tax and social security purposes; and

•	the Employer informs the competent inspector of the Dutch Tax Authorities about this agreement prior to the Expiration Date of the Exchange by sending him or her a copy of this agreement.

By signing this agreement, both the Employer and Employee unconditionally accept the terms and conditions of the Dutch Tax Authorities as described above.

Agreed in   on  , 2009.

[NAME OF EMPLOYEE]
[ADDRESS]

Social Security Number:

Analog Devices Nederland B.V.

Kevin P. Lanouette

LVN 007.842.363.

SCHEDULE U

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

THE PHILIPPINES

The following is a general summary of the material tax and social security consequences of accepting the Exchange Offer for eligible employees subject to tax and social security in the Philippines. This summary is based on the laws in effect in the Philippines as of July 15, 2009. This summary is general in nature and does not discuss all of the tax and social security consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax and social security laws change frequently. As a result, the information contained in this summary may be out of date at the time the new stock options are granted, you exercise the new stock options or you sell shares acquired at exercise of the new stock options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax, social security or other laws in the Philippines apply to your specific situation.

Tax and Social Security Information

Option-for-Option Exchange

There are no statutory rules regarding the Exchange Offer under the 1997 National Internal Revenue Code, as amended (“NIRC”) and Social Security Law of 1997. A change of terms and conditions of a stock option plan is not generally considered a taxable event or subject to social security contributions for employees. Accordingly, the Option-for-Option Exchange will most likely be treated as a change of the eligible option plan as no benefit materializes at the time of the exchange. In such case, the Option-for-Option Exchange would not trigger any tax and social security consequences. As this view is not directly based on any tax and social security statute, the prospective decision will be based on case-specific assessment by the tax and social security authorities.

Option-for-Cash Exchange

If your eligible options are exchangeable for a new stock option for fewer than 100 shares of Analog’s stock and, as provided under the terms of the Exchange Offer, you receive a cash payment instead of a new stock option, the cash payment will be subject to taxation as either “other income” or “other benefits” depending on whether or not the Company is reimbursed by the Philippine employer.

The cash payment will be subject to social security contributions as compensation income depending on (i) whether the Philippine employer reimburses the Company for the cash payment made to you or if such cash payment will be made through the Philippine employer, and (ii) whether your total monthly compensation when you receive the cash payment, excluding the cash payment itself, is less than the maximum salary credit indicated in social security regulations. Therefore, if the Company pays the cash payment directly to you following the Option-for-Cash Exchange and the Philippine employer does not reimburse the Company for the cash payment, such amount should not be considered part of your monthly compensation from your Philippine employer. In such case, no social security contributions on the cash payment should be due to the Philippine Social Security System (“SSS”).

Grant of New Stock Options

You will not be subject to tax or social security when the new stock options are granted to you.

Exercise of New Stock Options

In accordance with the NIRC, an employee stock option becomes taxable when a taxable benefit materializes (i.e., when the employee either exercises the option to acquire the underlying company shares or sells out the stock option rights to a third party not affiliated with the employee). The related taxable benefit is the difference between

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the fair market value of the share on the date of exercise, and the exercise price and any price paid for the option at grant (“Taxable Benefit”). If the share is not quoted on the stock exchange, the fair market value is determined on the basis of the mathematical tax value of the share or its book value based on the latest audited financial statements.

When exercising the new stock options, you will be subject to income tax on the Taxable Benefit. You will be entitled to deduct some work-related costs from the Taxable Benefit amount, provided that the costs are necessary for the production of income (e.g., costs arising from the sale of the new stock options).

As regards social security, the discussion under Option-for-Cash Exchange applies to the exercise of your new stock options. If the Philippine employer does not reimburse the Company for the Taxable Benefit or you receive the benefit other than through the Philippine employer, such benefit should not be considered part of your monthly compensation from your Philippine employer. In such case, no social security contributions on the benefit should be due to the SSS.

Sale of Shares

You will be subject to tax (but not to social security contributions) on any capital gains on the sale the shares acquired at exercise. The taxable capital gain will be the difference between the market value of the shares, and the Taxable Benefit and any price paid for the new stock option at grant. Capital gains from the sale of shares in a foreign corporation are subject to tax at the same rates as “other income.” The percentage of the gain to be taxed will depend on how long you have held the shares which are subject of the sale. If you have held the shares for more than 12 months, only 50% of the gain will be subject to tax. If you have held the shares for 12 months or less, the entire gain will be subject to tax. You will be personally responsible for reporting any taxable income arising from the sale or disposition of the shares and paying the applicable taxes directly to the local tax authorities.

Withholding and Reporting

If the Philippine employer does not reimburse the Company for the Taxable Benefit at exercise, the Taxable Benefit will not form part of your compensation income. However, the amount will be treated under Philippine tax law as “other income” subject to income tax (for both rank-and-file employees and managerial or supervisory employees). The amount is not subject to withholding income tax but is combined with your compensation and other income to arrive at the proper tax base. You will have the obligation to declare the income in your annual income tax return and pay the tax due thereon. Also, the Philippine employer will not be subject to any tax withholding and reporting obligations in connection with your new stock options. Instead, you personally will be responsible for reporting any taxable amounts attributable to your new stock options and paying any applicable taxes directly to the local tax authorities.

If the Philippine employer does not reimburse the Company for the Taxable Benefit or you receive the benefit other than through the Philippine employer, no additional monthly social security contributions arising from your receipt of the benefit should be due.

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SCHEDULE V

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

SINGAPORE

The following is a general summary of the material tax consequences of accepting the Exchange Offer for eligible employees subject to tax in Singapore. This summary is based on the laws in effect in Singapore as of July 15, 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the new stock options are granted, you exercise the new stock options or you sell shares acquired at exercise of the new stock options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Singapore apply to your specific situation.

Tax Information

Option-for-Option Exchange

You may be subject to Singapore income tax as a result of the exchange of eligible options for the grant of new stock options because the Inland Revenue Authority of Singapore (“IRAS”) may view the tender as a taxable “release” of an existing right. However, it is possible that the IRAS may, for practical purposes, disregard the release of eligible options and simply tax the new stock options at exercise.

Option-for-Cash Exchange

If your eligible options are exchangeable for a new stock option for fewer than 100 shares of Analog’s stock and, as provided under the terms of the Exchange Offer, you receive a cash payment instead of a new stock option, the cash payment will be subject to taxation as employment income in the Year of Assessment (“YA”) following the financial year in which the cash payment accrues to you. For the sake of clarity, the year of accrual may be different from the year in which payment is made (taxation of the cash payment is in the YA that follows the year of accrual, not the year of payment).

Grant of New Stock Options

In view of the IRAS’ practice, as explained above, it is possible that you may not be subject to any Singapore income tax when the new stock options are granted to you.

Exercise of New Stock Options

Subject to the deferral provisions discussed below, you will be subject to income tax when you exercise your new stock options on the difference (or “spread”) between the open market price of the shares on the date of exercise and the exercise price.

Under the Employee Remuneration Incentive Scheme (All Corporations) (“ERIS (All Corporations) Scheme”), an income tax exemption will be granted for a total gain of up to SGD1 million arising from the exercise of your new stock options over a ten-year period, which begins in the year you first enjoy the tax exemption. Out of the SGD1 million, the first SGD2,000 of the gain each year will be given a 100% tax exemption. An additional 25% of the remaining annual gains each year will also be exempted from tax.

This scheme is only available if the new stock options are granted to at least 25% (50% for grants on or before February 15, 2008) of the employees employed by the Company’s entity in Singapore. Additionally, there are vesting period requirements. Your new stock options must be exercised only on or after the one-year anniversary of the grant date.

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Under the Qualified Employee Equity-Based Remuneration Scheme (“QEEBR Scheme”), a qualifying employee may apply to the IRAS for deferral of the tax payable on the income realized at exercise that was not exempt from tax at vesting under the ERIS (All Corporations) Scheme (if applicable) for up to a maximum of five years. The deferral period starts on January 1 of the year of assessment (i.e., the year after exercise). Please note that if you qualify for deferral under the QEEBR Scheme, you will accrue interest on the tax-deferred amount. The tax deferred and the corresponding amount of interest will be due upon the expiration of the deferral period.

Sale of Shares

When you subsequently sell any shares acquired at exercise of your new stock options, you will not be subject to tax on the gains unless you are engaged in the business of buying and selling securities.

Withholding and Reporting

Generally, your employer is not required to withhold income tax when your new stock options are exercised. However, your employer will prepare a Form IR8A each year and include any taxable benefit that you have derived pursuant to this Exchange Offer or the exercise of the new stock options. Your employer will provide the Form IR8A to you. You will be responsible for submitting your own tax return to the IRAS and paying any applicable taxes. Generally, your tax return must be filed by April 15 of the year following the year the income was received.

Please note that if you are not a Singapore citizen or a Singapore permanent resident, or if you are a Singapore permanent resident who intends to leave Singapore on a permanent basis, different rules will apply to you and you are advised to consult with your tax advisor.

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SCHEDULE W

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

SLOVAKIA

The following is a general summary of the material tax consequences of accepting the Exchange Offer for eligible employees subject to tax in Slovakia. This summary is based on the laws in effect in Slovakia as of July 15, 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the new stock options are granted, you exercise the new stock options or you sell shares acquired at exercise of the new stock options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Slovakia apply to your specific situation.

Tax Information

Option-for-Option Exchange

Although there are no explicit Slovak tax rules applicable to the Exchange Offer, it is unlikely that the Option-for-Option Exchange will constitute a taxable event under Slovak law.

Option-for-Cash Exchange

If your eligible options are exchangeable for a new stock option for fewer than 100 shares of Analog’s stock and, as provided under the terms of the Exchange Offer, you receive a cash payment instead of a new stock option, the cash payment will be subject to income tax.

Grant of New Stock Options

You will not be subject to tax when the new stock options are granted to you.

Vesting of New Stock Options

According to the Slovak Income Tax Act, stock options granted to employees will be subject to income tax at vesting on the difference between (i) the fair market value of the shares on the date the option may be exercised for the first time, and (ii) the sum of the option exercise price and any price paid by the you to receive the option.

Exercise of New Stock Options

Since the new stock options will be taxable upon vesting, the subsequent exercise of the new stock options will not trigger a taxable event under Slovak law.

Sale of Shares

When you subsequently sell or otherwise dispose of the shares acquired pursuant to the Exchange Offer, you will be subject to taxation on the taxable amount that exceeds five times the living minimum amount established as of January 1 of the applicable year (i.e., currently EUR 894.60). In this instance, the taxable amount will be equal to the difference between the sale proceeds and the fair market value of the shares on the vesting date, and subject to income tax. If you have received the income from the sale of shares together with income gained from the lease of real property and/or income gained from occasional activities, the application of this tax relief is not clear under the Slovak Income Tax Act. In these circumstances, you are strongly advised to consult with your personal tax advisor for appropriate advice.

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Withholding and Reporting

In general, your employer will be required to report the taxable amount arising on the vesting date as taxable income and will be required to withhold income taxes and health insurance contributions. It is not clear under Slovak law whether your employer will also be required to withhold social security contributions, but it can be reasonably deduced that the employer will be obliged to do so if it pays or accounts for the shares issued upon vesting (e.g., if the employer reimburses Analog for the shares), and/or if your participation in the Exchange Offer is classified as remuneration for your work (i.e., as a form of non-monetary wage for work performance).

When you sell or otherwise dispose of the shares acquired at exercise of your new stock options, you will be personally responsible for reporting any taxable income arising out of such sale or disposition and paying the applicable taxes directly to the local tax authorities. No social security and health insurance contributions will be due in respect of the sale of shares.

Exchange Control Obligations

If you permanently reside in the Slovak Republic and, apart from being employed, carry on business activities as an independent entrepreneur (in Slovak: podnikatel), you will be under the obligation to report your foreign assets (including any foreign securities) to the National Bank of Slovakia to the extent that the value of your foreign assets exceeds EUR 700,000. These reports are to be submitted on a monthly basis by the 15th day of the respective calendar month, using the notification form DEV (NBS) 1-12, which may be found at the National Bank of Slovakia’s website at www.nbs.sk.

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SCHEDULE X

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

SPAIN

The following is a general summary of the material tax consequences of accepting the Exchange Offer for eligible employees subject to tax in Spain. This summary is based on the laws in effect in Spain as of July 15, 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the new stock options are granted, you exercise the new stock options or you sell shares acquired at exercise of the new stock options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Spain apply to your specific situation.

Tax Information

Option-for-Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for new stock options.

Option-for-Cash Exchange

If your eligible options are exchangeable for a new stock option for fewer than 100 shares of Analog’s stock and, as provided under the terms of the Exchange Offer, you receive a cash payment instead of new stock options, the cash payment will be subject to income taxation.

Grant of New Stock Options

You will not be subject to tax when the new stock options are granted to you.

Exercise of New Stock Options

You will be subject to income tax when you exercise your new stock options on the difference (or “spread”) between the fair market value of the shares on the date of exercise and the exercise price unless you are eligible for a reduction, as discussed below. The spread will likely be considered compensation in-kind subject to payment on account and social security contributions.

Reductions

€12,000 Exemption.  Notwithstanding the above, the first €12,000 of the spread at exercise per year, may not be taxable if the following conditions are met:

(i) the offer is granted following the general compensation policy of the Company or group of companies;

(ii) the shareholder employee and his or her close relatives do not own more than 5% of the Company’s capital or more than 5% of the capital of any affiliate of the Company; and

(iii) the shareholder employee holds the shares for at least three years after exercise.

If you sell your shares prior to the expiration of the three-year period, you will be subject to tax on the spread and compensatory interest. If you sell the shares within three years, it will be your responsibility to file a supplementary tax return for the year in which the shares were initially acquired.

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You should check with your personal tax advisor before you claim this exemption to determine if it applies to you.

In addition, provided you have not already exceeded your applicable social insurance contribution ceiling, the spread will be subject to social insurance contributions. Please note that to the extent the tax exemption applies to the first €12,000 of the spread, then the amount under €12,000 is not subject to social insurance contributions.

40% Reduction.  In addition, you may be able to exclude 40% of the taxable income (i.e., amounts in excess of €12,000 as per calendar year period) arising from your new stock options from your income provided that:

(i) the Company does not grant options on a repeated or annual basis (i.e., options are granted at least every two years), and

(ii) the new stock options are exercised after more than two years and a day from the date of grant of the new stock options.

The amount on which the 40% reduction is applicable cannot be greater than the annual average salary for individual taxpayer residents of Spain multiplied by the number of years over which income has been generated. The average salary established for year 2009 is €22,100. The number of years over which the income has been generated would be the number of years between the grant date and the exercise date. The limit of €22,100 will be doubled (i.e., €44,200) in case the offer of the new stock options is granted to all the employees of the Company or group of companies and the shares are held for a period of at least three years from the exercise date.

Sale of Shares

When you subsequently sell or otherwise dispose of the shares acquired at exercise, you will be subject to additional taxation. The taxable amount will equal the difference between the sale proceeds and your tax basis in the shares (i.e., in general, the fair market value of the shares on the date of exercise less any brokerage fees), and this amount will be subject to taxation at a flat rate regardless of how long you held your shares prior to sale.

If you own other shares of Analog, which you have acquired at the exercise of other options or outside of the 2006 Plan, your tax basis in the shares may be different than described above. You are strongly advised to seek advice from a tax professional in this situation.

Upon disposition of the shares acquired upon exercise of the new stock options, your employer has no tax or reporting obligation. You will be personally responsible for reporting any taxable income arising upon the sale or disposition of the shares and paying the applicable taxes directly to the local tax authorities. Thus, it is your exclusive responsibility to pay any taxes due as a result of the sale of the shares and report this amount in your tax return.

Withholding and Reporting

The above mentioned reductions (first €12,000 exemption over a calendar year period of the spread at exercise and/or the limited 40% reduction), if applicable, will be taken into account to determine the amount of compensation subject to personal income tax withholdings. The taxable compensation in kind derived from the exercise of new stock options should be added to the total compensation in cash and in kind or in cash received by you in the calendar year for purposes of calculating the withholding tax rate applicable.

In general, assuming you realize compensation in kind upon exercise of your new stock options, the local affiliate in Spain will be obligated to report the spread you realize on the date of exercise as taxable income, make a payment on account and will be required to withhold social insurance contributions (provided you have not already exceeded your applicable social insurance contribution ceiling, the spread is subject to social insurance contributions). In all likelihood, the amount of the payment on account will be charged to you by the local affiliate and the Company may require withholding at the time of exercise to cover the payment on account obligation. Alternatively, you may be required to reimburse the payment on account to the local affiliate in Spain or agree to have the appropriate amounts withheld from your regular pay. In any case, you will be entitled to deduct the payment on account and obtain a tax credit from your income tax obligation.

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SCHEDULE Y

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

SWEDEN

The following is a general summary of the material tax consequences of accepting the Exchange Offer for eligible employees subject to tax in Sweden. This summary is based on the laws in effect in Sweden as of July 15, 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the new stock options are granted, you exercise the new stock options or you sell shares acquired at exercise of the new stock options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Sweden apply to your specific situation.

Tax Information

Option-for-Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the new stock options.

Option-for-Cash Exchange

If your eligible options are exchangeable for a new stock option for fewer than 100 shares of Analog’s stock and, as provided under the terms of the Exchange Offer, you receive a cash payment instead of new stock options, the cash payment will be subject to taxation as salary income.

Grant of New Stock Options

You will not be subject to tax when the new stock options are granted to you.

Exercise of New Stock Options

You will be subject to income tax when you exercise the new stock options on the difference (or “spread”) between the fair market value of the shares on the date of exercise and the exercise price.

Sale of Shares

When you sell the shares acquired at exercise, you will be subject to capital gains tax. The taxable amount of capital gain will be the difference between the sale price and the adjusted cost basis of the shares (i.e., the fair market value of the shares on the date of exercise less any brokerage fees). Capital gains tax will be levied on the spread.

If you own other shares of Analog, which you have acquired at the exercise of other options or outside of the 2006 Plan, your adjusted cost base may be different than described above. You are strongly advised to seek advice from a tax professional in any of these situations.

If the sale results in a capital loss, losses on listed shares and listed securities taxed in the same manner as shares (except for listed shares in mutual funds containing only Swedish receivables), are fully deductible against capital gains on such assets or on unlisted shares in Swedish limited liability companies and foreign legal entities. However, capital losses on unlisted shares in Swedish limited liability companies and foreign legal entities are deductible at a lesser percentage. If capital losses pertain to both listed and unlisted shares, the losses pertaining to the listed shares are deductible prior to the losses on the unlisted shares.

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Withholding and Reporting

Your employer will report the spread recognized at exercise to the Swedish Tax Agency (the “STA”). In addition, your employer is required to file an aggregate income statement form to the STA regarding all remuneration to you including the exercised options benefit for each calendar year. You are not required to report such benefit to the STA in a separate income statement yourself. You are, however, required to notify your employer of your exercise of the options. A copy of the income statement form submitted by your employer to the STA containing this information will be delivered to you after 31 January in the year following the year in which you exercise your new stock options.

Your employer will also withhold income tax on the taxable amount at the time of exercise. If you are no longer employed by the employer you worked for while earning the entitlement to your new stock options, your previous employer will be liable to withhold tax on the benefit realized, to the extent there is cash remuneration to you. If there is no cash remuneration from the employer liable to withholding sufficient to cover income tax to be withheld, you are responsible for paying the income tax directly to the STA yourself. This will also be the case if your employer or previous employer is not obligated to withhold income tax on your behalf on account of not having a permanent establishment in Sweden. You are always responsible for reporting the benefit in your income tax return due 2 May annually.

Capital gain or loss resulting from a sale of shares acquired through exercise of the new stock options shall be reported in your annual income tax return due 2 May annually.

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SCHEDULE Z

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

TAIWAN

The following is a general summary of the material tax consequences of accepting the Exchange Offer for eligible employees subject to tax in Taiwan. This summary is based on the laws in effect as of July 15, 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the new stock options are granted, you exercise the new stock options or you sell shares acquired at exercise of the new stock options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Taiwan apply to your specific situation.

Tax Information

Option-for-Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for new stock options.

Option-for-Cash Exchange

If your eligible stock options are exchangeable for a new stock option for fewer than 100 shares of Analog’s stock and, as provided under the terms of the Exchange Offer, you receive a cash payment instead of a new stock option, you will be subject to income tax on the amount of the cash payment.

Grant of New Stock Options

You will not be subject to tax when the new stock options are granted to you.

Exercise of New Stock Options

On the date you exercise your new stock options and purchase shares of the Company’s common stock, you will be subject to taxation on the difference between the fair market value of the shares you acquire on the date of exercise and the exercise price you paid for the shares (the “spread”). The spread will be subject to income tax.

Sale of Shares

When you subsequently sell or otherwise dispose of the shares acquired at exercise, you will not be subject to additional Taiwan income taxes if such sale occurs before the implementation of the Alternative Minimum Tax (“AMT”) regime’s worldwide income provision (the “Provision”). The projected effective date of the Provision is January 1, 2010. Upon the implementation of the Provision, any gain resulting from the sale of your Analog shares may subject you to AMT. This does not necessarily result in additional tax payable by you. The impact of the Provision varies from person to person. You are strongly advised to seek appropriate professional advice as to how the AMT may apply to your specific situation.

Withholding and Reporting

In general, your employer will not be required to withhold tax on the spread at exercise. However, your employer must report the name, address, ID number and taxable amount of the spread and file with the tax authorities the non-withholding statements concerning your purchase of stock for the year. A copy of the non-withholding statements will be issued to you. In addition, your employer will be obligated to withhold taxes on any cash payment received (if applicable) and will be required to report the withholding statements to the government. You are responsible for reporting the taxable event in your annual individual income tax return.

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SCHEDULE AA

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

UNITED KINGDOM

The following is a general discussion of the material tax consequences of accepting the Exchange Offer for eligible employees subject to tax in the United Kingdom as of July 15, 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the new stock options are granted, you exercise the new stock options or you sell shares acquired upon exercise of the new stock options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. Please also note that, if you were not resident and ordinarily resident in the United Kingdom at the time your eligible options were granted, this summary will not be applicable to you.

This summary does not constitute tax advice. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in the United Kingdom apply to your specific situation.

Tax Information

Option-for-Option Exchange

You will not be subject to income tax or National Insurance contributions (“NICs”) on the exchange of the eligible options for the new stock options.

Option-for-Cash Exchange

If your eligible options are exchangeable for a new stock option for fewer than 100 shares of Analog’s stock and, as provided under the terms of the Exchange Offer, you receive a cash payment instead of a new stock option, you will be subject to income tax and employee (and, if you have agreed to bear them, employer) NICs on the amount of the cash payment. The income tax and NICs will be withheld from the cash payment.

Grant of New Stock Options

You will not be subject to income tax or NICs when the new stock options are granted to you.

Exercise of New Stock Options

You will be subject to income tax and employee (and, if you have agreed to bear them, employer) NICs when you exercise the new stock options on the amount by which the market value of the shares acquired exceeds the exercise price of the new stock options. The calculation of the amount of income tax and NICs due is made in UK Sterling, based on the prevailing US Dollar exchange rate at the time of exercise.

The amount of income tax which is payable will depend upon your own circumstances, as the rate of tax due will depend not only on the amount of the gain, but also your cumulative earnings in the tax year at the date of exercise. Depending upon your own personal tax position, this may impact on the income tax that you pay in subsequent months.

You will be required to pay NICs on the income realized at exercise to the extent that you have not exceeded the upper earnings limit. For the tax year 6 April 2009 to 5 April 2010, the upper earnings limit is £844 per week. To the extent that you have exceeded the upper earnings limit, you will be subject to employee NICs on the income at exercise at a current rate of 1% (without limit). As part of the Exchange Offer, you will be required to enter into a new joint election pursuant to which you agree to bear the liability for the employer’s NICs payable on the gain realized at the exercise of your new stock options. Employer NICs are currently payable (without limit) to the extent that you have exceeded the secondary threshold which, for the 2009/2010 tax year, is £110 per week. You will receive income tax relief for the employer NICs that you will pay.

Sale of Shares

When you subsequently sell or otherwise dispose of the Analog shares you acquire pursuant to the exercise of the new stock options, you will be subject to capital gains tax on the amount by which the sale proceeds exceed the market value of the shares.

Please note that, since 6 April 2008, capital gains tax is payable on gains from all sources in excess of the personal annual exemption in any tax year. For the tax year 6 April 2009 to 5 April 2010, this personal exemption is £10,100.

If you acquire or receive other shares in Analog through different transactions, you will need to take into account the share identification rules in calculating your capital gains tax liability as these rules will apply to determine which shares you will be treated as selling on a disposal of part of your shareholding. Since 6 April 2008, all shares of the same class in Analog are treated as forming a single asset (a share pool), regardless of when you acquired them. The base cost of the shares in the share pool is calculated on the average base cost of all the shares in the same pool (rather than being calculated on the basis of selected shares within the share pool). However, any shares in Analog that you acquire on the same day as you sell any of your existing shares in Analog, and then those shares which you acquire within the following 30 days, will be treated as being disposed of first in time, before the other shares in the share pool. Disposals are therefore taken to be made in the following order:

•	against acquisitions on the same day;

•	against acquisitions within the 30 days following the disposal; and

•	against shares in the share pool.

Different share identification rules operated in relation to disposals of shares made prior to 6 April 2008. The new “share pool” rules replace rules which operated on a Last In/First Out basis (other than in respect of any shares acquired on the same day as you sold any shares and any shares acquired within the following 30 days).

You will be personally responsible for reporting and paying any UK capital gains tax liability to HM Revenue & Customs through your personal self-assessment tax return. Analog and/or your employer has no responsibility in respect of your capital gains tax liabilities.

Please note that the UK capital gains tax rules are complex and their impact will vary according to your own circumstances. It is recommended that you obtain your own independent tax advice prior to any acquisition or disposal of shares by you.

Withholding and Reporting

Your employer will withhold income tax and employee (and, if you have agreed to bear them, employer) NICs from any cash payment made to you in connection with the Exchange Offer.

Your employer will also be required to withhold income tax and employee (and, if you have agreed to bear them, employer) NICs through the Pay-As-You-Earn (“PAYE”) system when you exercise your new stock options. Your employer will be required to account to HM Revenue & Customs for the income tax and NICs withheld on your behalf. The withholding obligation may be satisfied by direct payment from you, or by the withholding of such amounts from salary or other payments payable to you (including any bonus), or by the withholding of a sufficient number of shares that you would otherwise receive on exercise, or by arranging for the sale on your behalf of a sufficient number of shares that you would otherwise receive.

Your employer will also report the income realized on the exercise of your new stock options and the tax withheld in its annual returns.

Please note, however, that you are ultimately responsible for the payment of any income tax and NICs due. If the amount withheld is not sufficient to cover your actual liability, you will be responsible for paying the difference.

If, for any reason, a sufficient amount is not withheld, you are required to pay the income tax due to your employer within 90 days of the exercise date of your new stock options. If you fail to pay your employer for the income tax due within 90 days of the exercise date, you will be deemed to have received a loan equal to the amount of income tax that your employer has paid on your behalf. The loan will be immediately due and payable and will bear interest at the then-current HM Revenue & Customs rate. Your employer may recover the loan from you by any of the means set forth in your Confirming Memorandum. If you do not settle all taxes within 90 days of the exercise date, the amount of any uncollected taxes may constitute a benefit to you on which additional income taxes and NICs may be payable.

Please note that, in addition to your employer’s reporting obligations, you are responsible for reporting any tax resulting from the exercise of your new stock options, the sale of your shares and the receipt of any dividends on your annual tax return. You are also responsible for paying any tax resulting from the sale of your shares and the receipt of any dividends.